AGREEMENT made as of the 18th day of September in the year 2007
(In words, indicate day, month and year)

BETWEEN the Owner:
(Name, address and other information)

 BELTWAY BUSINESS PARK WAREHOUSE NO. 2, LLC
c/o Majestic Realty Co.
13191 Crossroads Pkwy., N. 6th Floor
City of Industry, CA 91746

and the Contractor:
(Name, address and other information)

 COMMERCE CONSTRUCTION CO., L.P.
 13191 Crossroads Pkwy. North, Sixth Floor
 City of Industry, CA  91746

The Project is:
(Name and location)

 BELTWAY BUSINESS PARK WAREHOUSE NO. 2, BLDG. 5
 7155 Lindell Road
 Las Vegas, NV 89118

The Architect is:
(Name, address and other information)

SH ARCHITECTURE
7373 Peak Drive, Suite 250
Las Vegas, NV 89128

The Tenant is:
(Name, address and other information)

NEVADA POWER COMPANY
6226 West Sahara Avenue
Las Vegas, Nevada  89146

The Owner and Contractor agree as follows.

ARTICLE 1   THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after full execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 15. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.  If anything in this Agreement is inconsistent with any provision of Exhibit “B”, Exhibit “C” or Exhibit “D” hereto, the provisions of the Exhibits shall govern.

ARTICLE 2   THE WORK OF THIS CONTRACT
The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others. The Work shall be performed in Phases as defined and described in Exhibit “D,” Special Provisions, attached hereto.  See Exhibit “D,” Special Provisions, attached hereto.

ARTICLE 3   RELATIONSHIP OF THE PARTIES
The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor's skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner's interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4   DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
§ 4.1 The date of commencement of Phase 1 of the Work shall be the date of this Agreement.   The date of commencement of Phase 2 of the Work shall be the later to occur of (i) the date of issuance by Clark County, Nevada of the first building permit other than a grading permit for any portion of the Work to be completed for Phase 2 or (ii) the date that the Change Order for Phase 2 provided for in §15.1.4 has been executed by Owner and Contractor.  The date of commencement of Phase 3 of the Work shall be the later to occur of (i) the date of issuance by Clark County, Nevada of the first building permit  for any portion of the Work to be completed for Phase 3 or (ii) the date that the Change Order for Phase 3 provided for in §15.1.4 has been executed by Owner and Contractor.  A building permit for Phase 2 Work or Phase 3 Work shall be deemed “issued” for purposes of this §4.1 no later than the second business day following the date the (i) the building permit has been approved by the Clark County Building Department and made available to pick up upon payment of applicable fees and (ii) Contractor has been so informed, by e-mail, orally or in writing by Owner, Tenant, Architect or the Clark County Building Department.

§ 4.2 The Contract Time for a Phase of the Work shall be measured from the date of commencement for such Phase.

§ 4.3 The Contractor shall achieve Substantial Completion of the  Work for each Phase as follows:
Phase 1:  Within twelve (12) months of the date of this Agreement;
Phase 2:  Within eight (8) months of the date of commencement of Phase 2;
Phase 3:  Within eight (8) months of the date of commencement of Phase 3;

  subject to adjustments of these Contract Times as provided in the Contract Documents.

§4.4 In the event the Contractor does not achieve Substantial Completion of the Work to be completed within a Phase within the applicable Contract Time, including approved extensions, the Contractor shall pay Tenant, as liquidated damages and not as a penalty, the sum of $2,000 per each day the actual time performance exceeds the authorized Contract Time.  Contractor and Owner stipulate, acknowledge and agree that the exact amount of costs, expenses and damages, including consequential damages, incurred and suffered by Tenant as a result of Contractor’s failure to timely achieve Substantial Completion of the Work to be completed within a Phase would be difficult to determine, and that the foregoing liquidated damages constitute a reasonable estimate of that amount.

§4.5  Included in the construction are up to seventy-five (75) days that are anticipated to be lost due to inclement weather.  Any request for extension of the periods set forth in §4.3 within which to achieve Substantial Completion of the Work to be completed within such Phase shall be processed in the manner set forth in §8.2 and §8.3 of Exhibit “A,” General Conditions of the Contract for Construction, as modified and supplemented by the Supplementary Conditions.

§4.6  Any delays by the applicable governmental authority in issuing any building permit required for completion of a Phase of the Work not attributable to causes within Contractor’s control shall be excused by Owner and Tenant, and the applicable Contract Time shall be extended by all such delays.

ARTICLE 5   BASIS FOR PAYMENT
§ 5.1 CONTRACT SUM
§ 5.1.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor's Fee.
§ 5.1.2 The Contractor's Fee is:  _5__% of the Cost of the Work

§ 5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1The sum of the Cost of the Work for Phases 1 and 2 and the Contractor's Fee for Phases 1 and 2 is guaranteed by the Contractor not to cumulatively exceed FIFTY-TWO MILLION NINETY-SIX THOUSAND, THREE HUNDRED SEVENTY-FOUR DOLLARS ($52,096,374), subject to additions and deductions by Change Order as provided in the Contract Documents (the “Phase 1 and 2 GMP”); provided, however, that if (i) the date of commencement of Phase 2 of the Work is delayed beyond four (4) months following the date of this Agreement, (ii) Contractor has not caused such delay and (iii) such delay causes a delay in Substantial Completion of Phase 2 of the Work, then the Phase 1 and 2 GMP shall be increased by the increased cost of Project General Conditions caused by such delay in Substantial Completion of Phase 2 of the Work.   Costs of the Work for Phases 1 and 2 that would cause the Phase 1 and 2 GMP to be exceeded shall be paid by the Contractor without reimbursement by the Owner.  The sum of the Cost of the Work for Phase 3 and the Contractor’s Fee for Phase 3 is guaranteed by the Contractor not to exceed an amount (the “Phase 3 GMP”) to be set forth in a Change Order to be executed by the parties as provided in §15.1.4, subject to additions and deductions by subsequent Change Order as provided in the Contract Documents.  The Phase 3 GMP shall be ONE HUNDRED THREE PERCENT (103%) of the total dollar amount of the initial bids for the Phase 3 Work received by Contractor after full execution of this Agreement, plus Other Allowances (defined below), subject to increase adjustment for the following:  (i) actual Cost of the Work in Phase 3 in excess of any allowance amounts set forth in those bids; (ii) actual cost of items first disclosed in final Drawings and Specifications for Phase 3 and not the subject of those bids or allowances; (iii) cost of Project General Conditions for Phase 3, including but not limited to those attributable to an increase in the Contract Time for Phase 3; and (iv) Contractor’s Fee for Phase 3 of the Work, all of which shall be subject to additions and deductions by Change Order as provided in the Contract Documents; provided, however, that if (i) the date of commencement of Phase 3 of the Work is delayed beyond four (4) months following the date of this Agreement, (ii) Contractor has not caused such delay and (iii) such delay causes a delay in Substantial Completion of Phase 3 of the Work, then the Phase 3 GMP shall be increased by the increased cost of Project General Conditions caused by such delay in Substantial Completion of Phase 3 of the Work.  Costs of the Work for Phase 3 that would cause the Phase 3 GMP to be exceeded shall be paid by the Contractor without reimbursement by the Owner.  As used above, “Other Allowances” means the reasonable allowances provided by Architect or, if not provided by Architect, provided by Contractor, in the absence of specifications or other detail not yet available and not included in the Drawings and Specifications for Phase 3 to the extent not covered by allowances in the initial bids for Phase 3 Work.  The sum total of the Phase 1 and 2 GMP and the Phase 3 GMP is sometimes collectively referred to in the Contract Documents as the “Guaranteed Maximum Price.”

§ 5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

  Not applicable

§ 5.2.3 Unit prices, if any, are as follows:
See Exhibit “D”, Special Provisions, attached hereto.

§ 5.2.4 Allowances, if any, are as follows
See Exhibit “D”, Special Provisions, attached hereto.

§ 5.2.5 Assumptions, if any, on which the Guaranteed Maximum Price is based are as follows:
See Exhibit “D”, Special Provisions, attached hereto.
§ 5.2.6 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom.  Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

ARTICLE 6   CHANGES IN THE WORK
§ 6.1 Adjustments to the Guaranteed Maximum Price  on account of changes in the Work may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201-1997.

§ 6.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Section 7.3.3.3 of AIA Document A201-1997 and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Section 7.3.6 of AIA Document A201-1997 shall have the meanings assigned to them in AIA Document A201-1997 and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

§ 6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms "cost" and "costs" as used in the above-referenced provisions of AIA Document A201-1997 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Section 5.1.2 of this Agreement.

§ 6.4 If no specific provision is made in Section 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Section 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work, and the Guaranteed Maximum Price shall be adjusted accordingly.

ARTICLE 7   COSTS TO BE REIMBURSED
Costs to be reimbursed shall be as defined in Exhibit “B”, Cost of the Work, attached hereto.

ARTICLE 8   COSTS NOT TO BE REIMBURSED
Exhibit “B”, Cost of the Work, attached hereto sets forth the items to be properly included in the Cost of the Work.

ARTICLE 9   DISCOUNTS, REBATES AND REFUNDS
§ 9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

§ 9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10   SUBCONTRACTS AND OTHER AGREEMENTS
§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

§ 10.2 If a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

ARTICLE 11   ACCOUNTING RECORDS
The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract, and the accounting and control systems shall be satisfactory to the Tenant and Owner. The Owner, Tenant and their accountants shall be afforded access to, and shall be permitted to audit and copy, the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.  If the Owner or Tenant chooses to audit the final contract amount, and if the audit results in a discovery of overcharges by the Contractor in excess of 1% of the total billings, then the Contractor shall pay for the cost of the audit.

ARTICLE 12   PAYMENTS
§ 12.1 PROGRESS PAYMENTS
§ 12.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.

§ 12.1.3 Provided that an Application for Payment is received by the Architect not later than the 1st day of a month, the Owner shall make payment to the Contractor not later than the last day of the same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than  thirty (30) days after the Architect receives the Application for Payment.

§ 12.1.4 With each Application for Payment, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the  Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.  The initial schedule of values referred to in the Contract Documents shall be set forth in Exhibit “F”, Cost Breakdown, attached hereto.  Exhibit “F”, Cost Breakdown, shall be amended by Change Order once the Phase 3 GMP has been determined.

§ 12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1
take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.8 of AIA Document A201-1997;

.2
add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3
add the Contractor's Fee, less retainage of five percent (5%).  The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Section 5.1.2 or, if the Contractor's Fee is stated as a fixed sum in that Subparagraph, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4	subtract the aggregate of previous payments made by the Owner;

.5
subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation; and

.6	subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201-1997.

§ 12.1.8 Except with the Owner's prior approval, payments  for subcontracted work shall be subject to retainage of  not less than ten percent (10%).   The Owner and the Contractor shall agree upon a mutually acceptable procedure for review and approval of payments and retention for Subcontractors.  No retention shall be withheld on Project General Conditions.

§ 12.1.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 12.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

§ 12.2 FINAL PAYMENT
§ 12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

.1
the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

.2	a final Certificate for Payment has been issued by the Architect.

§ 12.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment , or as follows:

§ 12.2.3 The Tenant's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Tenant's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Section 12.2.1 have been met, the Architect will, within  ten (10) days after receipt of the written report of the Tenant's accountants, either issue to the Tenant a final Certificate for Payment  with a copy to the Contractor, or notify the Contractor and Tenant in writing of the Architect's reasons for withholding a certificate as provided in Section 9.5.1 of the AIA Document A201-1997. The time periods stated in this Section 12.2.3 supersede those stated in Section 9.4.1 of the AIA Document A201-1997.

§ 12.2.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

§ 12.2.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Section 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 13   TERMINATION OR SUSPENSION
§ 13.1 The Contract may be terminated by the Contractor, or by the Owner for convenience, as provided in Article 14 of AIA Document A201-1997.  However, the amount to be paid to the Contractor under Section 14.1.3 of AIA Document A201-1997 shall not exceed the amount the Contractor would be entitled to receive under Section 13.2 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

§ 13.2 The Contract may be terminated by the Owner for cause as provided in Article 14 of AIA Document A201-1997. The amount, if any, to be paid to the Contractor under Section 14.2.4 of AIA Document A201-1997 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:

§ 13.2.1 Take the Cost of the Work incurred by the Contractor to the date of termination;

§ 13.2.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.2 or, if the Contractor's Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and

§ 13.2.3 Subtract the aggregate of previous payments made by the Owner.

§ 13.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Section 13.2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 13, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

§ 13.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997; in such case, the Guaranteed Maximum Price and applicable Contract Time(s) shall be increased as provided in Section 14.3.2 of AIA Document A201-1997 except that the term "profit" shall be understood to mean the Contractor's Fee as described in Sections 5.1.2 and Section 6.4 of this Agreement.

ARTICLE 14   MISCELLANEOUS PROVISIONS
§ 14.1 Where reference is made in this Agreement to a provision AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
       9% per annum

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

§ 14.3 The Owner's representative is:  See Exhibit “D” attached hereto.

§ 14.4 The Contractor's representative is:  Bill Gray

§ 14.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days' written notice to the other party.

§ 14.6 Other provisions:
 See Exhibit “D”, Special Provisions, attached hereto.

ARTICLE 15   ENUMERATION OF CONTRACT DOCUMENTS
§ 15.1 The Contract Documents, except for Modifications issued after full execution of this Agreement, are enumerated as follows:

§ 15.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A111-1997.

§ 15.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997 modified and attached hereto as Exhibit “A”.

§ 15.1.3 The Supplementary and other Conditions of the Contract, if applicable, are those contained within the Contract Documents (including the Supplementary Conditions appended to the end of the General Conditions of the Contract for Construction attached hereto as Exhibit “A”

§ 15.1.4 The Specifications for Phase 1 of the Work are those contained within (i) the Project Manual - Nevada Power South District Operations Center - Tenant Improvements, dated January 22, 2007 and (ii) the Contract Documents listed in Exhibit “E-1”, List of Phase 1 Documents, attached hereto.  The Specifications for Phase 2 of the Work are those contained within (i) the Project Manual - Nevada Power South District Operations Center - Site Improvements, dated May 25, 2007, and (ii) the Contract Documents listed in Exhibit “E-2”, List of Phase 2 Documents, attached to this Agreement.  The Specifications for Phase 3 of the Work are those contained within (i) the Project Manual - Nevada Power System Control Room dated October 30, 2006, and (ii) the Contract Documents to be listed in Exhibit “E-3,” List of Phase 3 Documents, to be incorporated into this Agreement.  As of the date of this Agreement, Exhibit “E-2” lists the current Drawings for the Phase 2 Work.  Once final Drawings for the Phase 2 Work have been determined, Exhibit “E-2” shall be amended by the parties, who shall proceed expeditiously and in good faith to execute a Change Order incorporating the revised Exhibit “E-2” into this Agreement.  Once final Drawings for the Phase 3 Work have been determined, Exhibit “E-3” shall be completed by the parties, and the parties shall proceed expeditiously and in good faith to execute a Change Order setting forth the amount of the Phase 3 GMP, determined as provided in §5.2.1, and incorporating Exhibit “E-3” into this Agreement.
§ 15.1.5 The Drawings are set forth, or shall be set forth, in Exhibits “E-1”, “E-2” and “E-3” hereto.
§ 15.1.6 The Addenda, if any, are set forth, or shall be set forth in Exhibits “E-1”, “E-2”, and “E-3” hereto

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 15.

§ 15.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:

Exhibit “A” – AIA A201 General Conditions
Exhibit “B” - Cost of the Work
Exhibit “C” – Insurance and Bonds
Exhibit “D” – Special Provisions
Exhibit “E-1” - List of Phase 1 Documents
Exhibit “E-2” - List of Phase 2 Documents
Exhibit “E-3” - List of Phase 3 Documents
Exhibit “F” – Cost Breakdown
Exhibit “G” – Project General Conditions

ARTICLE 16   INSURANCE AND BONDS
See Exhibit “C”, Insurance and Bonds, attached hereto.

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract,  one to the Owner and one to the Tenant.

OWNER:                                                                                     CONTRACTOR:          NV Lic. No. 42911

BELTWAY BUSINESS PARK WAREHOUSE NO. 2,               COMMERCE CONSTRUCTION CO., L.P.
LLC, a Nevada limited liability company	By: Commerce C & R, Inc., Its General Partner

By:   MAJESTIC BELTWAY WAREHOUSE BUILDINGS,        By: ________________________________
        LLC, a Delaware limited liability company, its Manager                John R. Burroughs
           President
        By: MAJESTIC REALTY CO., a California corporation,
              Manager’s Agent                                                             By: ________________________________
           William A. Gray Vice President
               By:_____________________________________

              Name: __________________________________

              Its:_____________________________________

               By: ____________________________________

               Name: ________________________________

               Its:_____________________________________

By: THOMAS & MACK BELTWAY, L.L.C,
       a Nevada limited liability company, its Manager

       By:     _________________________
       Name: Thomas A. Thomas
       Its:       Manager

TENANT:

NEVADA POWER COMPANY, a Nevada corporation

By:  ______________________
Stephen R. Wood, Corporate Senior Vice President, Administration

Exhibit “A”
 for the following PROJECT:
(Name and location or address):
 BELTWAY BUSINESS PARK WAREHOUSE NO. 2, BLDG. 5
 7155 Lindell Road
 Las Vegas, NV 89118                                                                           Job #1914

THE OWNER:
(Name and address):

 BELTWAY BUSINESS PARK WAREHOUSE NO. 2, LLC
 c/o Majestic Realty Co.
 13191 Crossroads Pkwy., N. 6th Floor

 City of Industry, CA 91746

THE ARCHITECT:
(Name and address):
 SH ARCHITECTURE
7373 Peak Drive, Suite 250
Las Vegas, NV 89128

TABLE OF ARTICLES

1	GENERAL PROVISIONS

2	OWNER

3	CONTRACTOR

4	ADMINISTRATION OF THE CONTRACT

5	SUBCONTRACTORS

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7	CHANGES IN THE WORK

8	TIME

9	PAYMENTS AND COMPLETION

10	PROTECTION OF PERSONS AND PROPERTY

11	INSURANCE AND BONDS

12	UNCOVERING AND CORRECTION OF WORK

13	MISCELLANEOUS PROVISIONS

14	TERMINATION OR SUSPENSION OF THE CONTRACT

INDEX
(Numbers and Topics in Bold are Section Headings)

Acceptance of Nonconforming Work
9.6.6, 9.9.3, 12.3
Acceptance of Work
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3
Access to Work
3.16, 6.2.1, 12.1
Accident Prevention
4.2.3, 10
Acts and Omissions
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.8, 4.4.1, 8.3.1, 9.5.1, 10.2.5, 13.4.2, 13.7, 14.1
Addenda
1.1.1, 3.11
Additional Costs, Claims for
4.3.4, 4.3.5, 4.3.6, 6.1.1, 10.3
Additional Inspections and Testing
9.8.3, 12.2.1, 13.5
Additional Time, Claims for
4.3.4, 4.3.7, 8.3.2
ADMINISTRATION OF THE CONTRACT
3.1.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid
1.1.1
Aesthetic Effect
4.2.13, 4.5.1
Allowances
3.8
All-risk Insurance
11.4.1.1
Applications for Payment
4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5, 9.10, 11.1.3, 14.2.4, 14.4.3
Approvals
2.4, 3.1.3, 3.5, 3.10.2, 3.12, 4.2.7, 9.3.2, 13.4.2, 13.5
Arbitration
4.3.3, 4.4, 4.5.1, 4.5.2, 4.6, 8.3.1, 9.7.1, 11.4.9, 11.4.10
Architect
4.1
Architect, Definition of
4.1.1
Architect, Extent of Authority
2.4, 3.12.7, 4.2, 4.3.6, 4.4, 5.2, 6.3, 7.1.2, 7.3.6, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.8.3, 9.10.1,  9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility
2.1.1, 3.3.3, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 4.4, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect's Additional Services and Expenses
2.4, 11.4.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4
Architect's Administration of the Contract
3.1.3, 4.2, 4.3.4, 4.4, 9.4, 9.5
Architect's Approvals
2.4, 3.1.3, 3.5.1, 3.10.2, 4.2.7
Architect's Authority to Reject Work
3.5.1, 4.2.6, 12.1.2, 12.2.1
Architect's Copyright
1.6
Architect's Decisions
4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5, 4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4
Architect's Inspections
4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
Architect's Instructions
3.2.3, 3.3.1, 4.2.6, 4.2.7, 4.2.8, 7.4.1, 12.1, 13.5.2
Architect's Interpretations
4.2.11, 4.2.12, 4.3.6
Architect's Project Representative
4.2.10
Architect's Relationship with Contractor
1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1, 3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9,  10.2.6, 10.3, 11.3, 11.4.7, 12, 13.4.2, 13.5
Architect's Relationship with Subcontractors
1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.4.7
Architect's Representations
9.4.2, 9.5.1, 9.10.1
Architect's Site Visits
4.2.2, 4.2.5, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Asbestos
10.3.1
Attorneys' Fees
3.18.1, 9.10.2, 10.3.3
Award of Separate Contracts
6.1.1, 6.1.2
Award of Subcontracts and Other Contracts for Portions of the Work
5.2
Basic Definitions
1.1
Bidding Requirements
1.1.1, 1.1.7, 5.2.1, 11.5.1
Boiler and Machinery Insurance
11.4.2
Bonds, Lien
9.10.2
Bonds, Performance, and Payment
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Building Permit
3.7.1
Capitalization
1.3
Certificate of Substantial Completion
9.8.3, 9.8.4, 9.8.5
Certificates for Payment
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval
13.5.4
Certificates of Insurance
9.10.2, 11.1.3
Change Orders
1.1.1, 2.4.1, 3.4.2, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8, 4.3.4, 4.3.9, 5.2.3, 7.1, 7.2, 7.3, 8.3.1, 9.3.1.1, 9.10.3, 11.4.1.2, 11.4.4, 11.4.9, 12.1.2
Change Orders, Definition of
7.2.1
CHANGES IN THE WORK
3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 11.4.9
Claim, Definition of
4.3.1
Claims and Disputes
3.2.3, 4.3, 4.4, 4.5, 4.6, 6.1.1, 6.3, 7.3.8, 9.3.3, 9.10.4, 10.3.3
Claims and Timely Assertion of Claims
4.6.5
Claims for Additional Cost
3.2.3, 4.3.4, 4.3.5, 4.3.6, 6.1.1, 7.3.8, 10.3.2
Claims for Additional Time
3.2.3, 4.3.4, 4.3.7, 6.1.1, 8.3.2, 10.3.2
Claims for Concealed or Unknown Conditions
4.3.4
Claims for Damages
3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.4.5, 11.4.7, 14.1.3, 14.2.4
Claims Subject to Arbitration
4.4.1, 4.5.1, 4.6.1
Cleaning Up
3.15, 6.3
Commencement of Statutory Limitation Period
13.7
Commencement of the Work, Conditions Relating to
2.2.1, 3.2.1, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 4.3.5, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1,  11.4.1, 11.4.6, 11.5.1
Commencement of the Work, Definition of
8.1.2
Communications Facilitating Contract Administration
3.9.1, 4.2.4
Completion, Conditions Relating to
1.6.1, 3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10, 12.2, 13.7, 14.1.2
COMPLETION, PAYMENTS AND
9
Completion, Substantial
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 9.10.4.2, 12.2, 13.7
Compliance with Laws
1.6.1, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6.4, 4.6.6, 9.6.4, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3
Concealed or Unknown Conditions
4.3.4, 8.3.1, 10.3
Conditions of the Contract
1.1.1, 1.1.7, 6.1.1, 6.1.4
Consent, Written
1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1,  13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
1.1.4, 6
Construction Change Directive, Definition of
7.3.1
Construction Change Directives
1.1.1, 3.12.8, 4.2.8, 4.3.9, 7.1, 7.3, 9.3.1.1
Construction Schedules, Contractor's
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Contingent Assignment of Subcontracts
5.4, 14.2.2.2
Continuing Contract Performance
4.3.3
Contract, Definition of
1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE
5.4.1.1, 11.4.9, 14
Contract Administration
3.1.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to
3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.4.6, 11.5.1
Contract Documents, The
1.1, 1.2
Contract Documents, Copies Furnished and Use of
1.6, 2.2.5, 5.3
Contract Documents, Definition of
1.1.1
Contract Sum
3.8, 4.3.4, 4.3.5, 4.4.5, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.4.1,  14.2.4, 14.3.2
Contract Sum, Definition of
9.1
Contract Time
4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1.3, 7.3, 7.4, 8.1.1, 8.2, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1,  14.3.2
Contract Time, Definition of
8.1.1
CONTRACTOR
3
Contractor, Definition of
3.1, 6.1.2
Contractor's Construction Schedules
1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Contractor's Employees
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.4.7, 14.1, 14.2.1.1,
Contractor's Liability Insurance
11.1
Contractor's Relationship with Separate Contractors and Owner's Forces
3.12.5, 3.14.2, 4.2.4, 6, 11.4.7, 12.1.2, 12.2.4
Contractor's Relationship with Subcontractors
1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2, 11.4.1.2, 11.4.7, 11.4.8
Contractor's Relationship with the Architect
1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1, 3.7.3, 3.10, 3.11, 3.12, 3.16, 3.18,  4.1.2, 4.1.3, 4.2, 4.3.4, 4.4.1, 4.4.7, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9,  10.2.6, 10.3, 11.3, 11.4.7, 12, 13.4.2, 13.5
Contractor's Representations
1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2
Contractor's Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Contractor's Review of Contract Documents
1.5.2, 3.2, 3.7.3
Contractor's Right to Stop the Work
9.7
Contractor's Right to Terminate the Contract
4.3.10, 14.1
Contractor's Submittals
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3,  11.1.3, 11.5.2
Contractor's Superintendent
3.9, 10.2.6
Contractor's Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 7.3.6, 8.2, 10, 12, 14
Contractual Liability Insurance
11.1.1.8, 11.2, 11.3
Coordination and Correlation
1.2, 1.5.2, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications
1.6, 2.2.5, 3.11
Copyrights
1.6, 3.17
Correction of Work
2.3, 2.4, 3.7.4, 4.2.1, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2, 13.7.1.3
Correlation and Intent of the Contract Documents
1.2
Cost, Definition of
7.3.6
Costs
2.4, 3.2.3, 3.7.4, 3.8.2, 3.15.2, 4.3, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.6, 7.3.7, 7.3.8, 9.10.2, 10.3.2, 10.5, 11.3, 11.4, 12.1, 12.2.1, 12.2.4, 13.5, 14
Cutting and Patching
6.2.5, 3.14
Damage to Construction of Owner or Separate Contractors
3.14.2, 6.2.4, 9.2.1.5, 10.2.1.2, 10.2.5, 10.6, 11.1, 11.4, 12.2.4
Damage to the Work
3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.6, 11.4, 12.2.4
Damages, Claims for
3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.4.5, 11.4.7, 14.1.3, 14.2.4
Damages for Delay
6.1.1, 8.3.3, 9.5.1.6, 9.7, 10.3.2
Date of Commencement of the Work, Definition of
8.1.2
Date of Substantial Completion, Definition of
8.1.3
Day, Definition of
8.1.4
Decisions of the Architect
4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5, 4.4.6, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4
Decisions to Withhold Certification
9.4.1, 9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of
2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2, 9.9.3, 9.10.4, 12.2.1, 13.7.1.3
Defective Work, Definition of
3.5.1
Definitions
1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 4.3.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1,  9.1, 9.8.1
Delays and Extensions of Time
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2,  10.6.1, 14.3.2
Disputes
4.1.4, 4.3, 4.4, 4.5, 4.6, 6.3, 7.3.8
Documents and Samples at the Site
3.11
Drawings, Definition of
1.1.5
Drawings and Specifications, Use and Ownership of
1.1.1, 1.3, 2.2.5, 3.11, 5.3
Effective Date of Insurance
8.2.2, 11.1.2
Emergencies
4.3.5, 10.6, 14.1.1.2
Employees, Contractor's
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.4.7, 14.1, 14.2.1.1
Equipment, Labor, Materials and
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6,  9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Execution and Progress of the Work
1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3, 3.4, 3.5, 3.7, 3.10, 3.12, 3.14, 4.2.2, 4.2.3, 4.3.3, 6.2.2, 7.1.3, 7.3.4, 8.2, 9.5, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3
Extensions of Time
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3, 7.4.1, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
Failure of Payment
4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Faulty Work
(See Defective or Nonconforming Work)
Final Completion and Final Payment
4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3
Financial Arrangements, Owner's
2.2.1, 13.2.2, 14.1.1.5
Fire and Extended Coverage Insurance
11.4
GENERAL PROVISIONS
1
Governing Law
13.1
Guarantees (See Warranty)
Hazardous Materials
10.2.4, 10.3, 10.5
Identification of Contract Documents
1.5.1
Identification of Subcontractors and Suppliers
5.2.1
Indemnification
3.17, 3.18, 9.10.2, 10.3.3, 10.5, 11.4.1.2, 11.4.7
Information and Services Required of the Owner
2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4
Injury or Damage to Person or Property
4.3.8, 10.2, 10.6
Inspections
3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.2, 9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.5
Instructions to Bidders
1.1.1
Instructions to the Contractor
3.2.3, 3.3.1, 3.8.1, 4.2.8, 5.2.1, 7, 12, 8.2.2, 13.5.2
Insurance
3.18.1, 6.1.1, 7.3.6, 8.2.1, 9.3.2, 9.8.4, 9.9.1, 9.10.2,  9.10.5, 11
Insurance, Boiler and Machinery
11.4.2
Insurance, Contractor's Liability
11.1
Insurance, Effective Date of
8.2.2, 11.1.2
Insurance, Loss of Use
11.4.3
Insurance, Owner's Liability
11.2
Insurance, Project Management Protective Liability
11.3
Insurance, Property
10.2.5, 11.4
Insurance, Stored Materials
9.3.2, 11.4.1.4
INSURANCE AND BONDS
11
Insurance Companies, Consent to Partial Occupancy
9.9.1, 11.4.1.5
Insurance Companies, Settlement with
11.4.10
Intent of the Contract Documents
1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4
Interest
13.6
Interpretation
1.2.3, 1.4, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written
4.2.11, 4.2.12, 4.3.6
Joinder and Consolidation of Claims Required
4.6.4
Judgment on Final Award
4.6.6
Labor and Materials, Equipment
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 42.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6,  9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Labor Disputes
8.3.1
Laws and Regulations
1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1,  13.4, 13.5.1, 13.5.2, 13.6, 14
Liens
2.1.2, 4.4.8, 8.2.2, 9.3.3, 9.10
Limitation on Consolidation or Joinder
4.6.4
Limitations, Statutes of
4.6.3, 12.2.6, 13.7
Limitations of Liability
2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.10, 3.17, 3.18, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4,  9.6.7, 9.10.4, 10.3.3, 10.2.5, 11.1.2, 11.2.1, 11.4.7, 12.2.5, 13.4.2
Limitations of Time
2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3,  5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14
Loss of Use Insurance
11.4.3
Material Suppliers
1.6, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5
Materials, Hazardous
10.2.4, 10.3, 10.5
Materials, Labor, Equipment and
1.1.3, 1.1.6, 1.6.1, 3.4, 3.5.1, 3.8.2, 3.8.23, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1,  7.3.6, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.2
Means, Methods, Techniques, Sequences and Procedures of Construction
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2
Mechanic's Lien
4.4.8
Mediation
4.4.1, 4.4.5, 4.4.6, 4.4.8, 4.5, 4.6.1, 4.6.2, 8.3.1, 10.5
Minor Changes in the Work
1.1.1, 3.12.8, 4.2.8, 4.3.6, 7.1, 7.4
MISCELLANEOUS PROVISIONS
13
Modifications, Definition of
1.1.1
Modifications to the Contract
1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2, 11.4.1
Mutual Responsibility
6.2
Nonconforming Work, Acceptance of
9.6.6, 9.9.3, 12.3
Nonconforming Work, Rejection and Correction of
2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2.1, 13.7.1.3
Notice
2.2.1, 2.3, 2.4, 3.2.3, 3.3.1, 3.7.2, 3.7.4, 3.12.9, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 13.5.1, 13.5.2, 14.1, 14.2
Notice, Written
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3,  11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Notice of Testing and Inspections
13.5.1, 13.5.2
Notice to Proceed
8.2.2
Notices, Permits, Fees and
2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Contractor's
1.5.2, 3.2, 3.7.3, 4.3.4
Occupancy
2.2.2, 9.6.6, 9.8, 11.4.1.5
Orders, Written
1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1
OWNER
2
Owner, Definition of
2.1
Owner, Information and Services Required of the
2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4
Owner's Authority
1.6, 2.1.1, 2.3, 2.4, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.1.3, 4.2.4, 4.2.9, 4.3.6, 4.4.7,  5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1, 9.9.1, 9.10.2,  10.3.2, 11.1.3, 11.3.1, 11.4.3, 11.4.10, 12.2.2, 12.3.1, 13.2.2, 14.3, 14.4
Owner's Financial Capability
2.2.1, 13.2.2, 14.1.1.5
Owner's Liability Insurance
11.2
Owner's Loss of Use Insurance
11.4.3
Owner's Relationship with Subcontractors
1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
Owner's Right to Carry Out the Work
2.4, 12.2.4. 14.2.2.2
Owner's Right to Clean Up
6.3
Owner's Right to Perform Construction and to Award Separate Contracts
6.1
Owner's Right to Stop the Work
2.3
Owner's Right to Suspend the Work
14.3
Owner's Right to Terminate the Contract
14.2
Ownership and Use of Drawings, Specifications and Other Instruments of Service
1.1.1, 1.6, 2.2.5, 3.2.1, 3.11.1, 3.17.1, 4.2.12, 5.3
Partial Occupancy or Use
9.6.6, 9.9, 11.4.1.5
Patching, Cutting and
3.14, 6.2.5
Patents
3.17
Payment, Applications for
4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5, 9.10.1, 9.10.3, 9.10.5, 11.1.3, 14.2.4, 14.4.3
Payment, Certificates for
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of
4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Payment, Final
4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3
Payment Bond, Performance Bond and
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Payments, Progress
4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
PAYMENTS AND COMPLETION
9
Payments to Subcontractors
5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8, 14.2.1.2
PCB
10.3.1
Performance Bond and Payment Bond
7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Permits, Fees and Notices
2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF
10

Polychlorinated Biphenyl
10.3.1
Product Data, Definition of
3.12.2
Product Data and Samples, Shop Drawings
3.11, 3.12, 4.2.7
Progress and Completion
4.2.2, 4.3.3, 8.2, 9.8, 9.9.1, 14.1.4
Progress Payments
4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
Project, Definition of the
1.1.4
Project Management Protective Liability Insurance
11.3
Project Manual, Definition of the
1.1.7
Project Manuals
2.2.5
Project Representatives
4.2.10
Property Insurance
10.2.5, 11.4
PROTECTION OF PERSONS AND PROPERTY
10
Regulations and Laws
1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1,  13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work
3.5.1, 4.2.6, 12.2.1
Releases and Waivers of Liens
9.10.2
Representations
1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Resolution of Claims and Disputes
4.4, 4.5, 4.6
Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Retainage
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor
1.5.2, 3.2, 3.7.3, 3.12.7, 6.1.3
Review of Contractor's Submittals by Owner and Architect
3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor
3.12
Rights and Remedies
1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6, 4.3.4, 4.5, 4.6, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7,  10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14
Royalties, Patents and Copyrights
3.17
Rules and Notices for Arbitration
4.6.2
Safety of Persons and Property
10.2, 10.6
Safety Precautions and Programs
3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.6
Samples, Definition of
3.12.3
Samples, Shop Drawings, Product Data and
3.11, 3.12, 4.2.7
Samples at the Site, Documents and
3.11
Schedule of Values
9.2, 9.3.1
Schedules,
1.4.1.2, 3.10, 3.Construction12.1, 3.12.2, 4.3.7.2, 6.1.3
Separate Contracts and Contractors
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 4.6.4, 6, 8.3.1, 11.4.7,  12.1.2, 12.2.5
Shop Drawings, Definition of
3.12.1
Shop Drawings, Product Data and Samples
3.11, 3.12, 4.2.7
Site, Use of
3.13, 6.1.1, 6.2.1
Site Inspections
1.2.2, 3.2.1, 3.3.3, 3.7.1, 4.2, 4.3.4, 9.4.2, 9.10.1, 13.5
Site Visits, Architect's
4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing
4.2.6, 12.2.1, 13.5
Specifications, Definition of the
1.1.6
Specifications, The
1.1.1, 1.1.6, 1.1.7, 1.2.2, 1.6, 3.11, 3.12.10, 3.17
Statute of Limitations
4.6.3, 12.2.6, 13.7
Stopping the Work
2.3, 4.3.6, 9.7, 10.3, 14.1
Stored Materials
6.2.1, 9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4
Subcontractor, Definition of
5.1.1
SUBCONTRACTORS
5
Subcontractors, Work by
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7
Subcontractual Relations
5.3, 5.4, 9.3.1.2, 9.6, 9.10 10.2.1, 11.4.7, 11.4.8, 14.1, 14.2.1, 14.3.2
Submittals
1.6, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3, 9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3
Subrogation, Waivers of
6.1.1, 11.4.5, 11.4.7
Substantial Completion
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 9.10.4.2, 12.2, 13.7
Substantial Completion, Definition of
9.8.1
Substitution of Subcontractors
5.2.3, 5.2.4
Substitution of Architect
4.1.3
Substitutions of Materials
3.4.2, 3.5.1, 7.3.7
Sub-subcontractor, Definition of
5.1.2
Subsurface Conditions
4.3.4
Successors and Assigns
13.2
Superintendent
3.9, 10.2.6
Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3, 6.2.4, 7.1.3, 7.3.6, 8.2, 8.3.1, 9.4.2, 10,  12, 14
Surety
4.4.7, 5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of
9.10.2, 9.10.3
Surveys
2.2.3
Suspension by the Owner for Convenience
14.4
Suspension of the Work
5.4.2, 14.3
Suspension or Termination of the Contract
4.3.6, 5.4.1.1, 11.4.9, 14
Taxes
3.6, 3.8.2.1, 7.3.6.4
Termination by the Contractor
4.3.10, 14.1
Termination by the Owner for Cause
4.3.10, 5.4.1.1, 14.2
Termination of the Architect
4.1.3
Termination of the Contractor
14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT
14
Tests and Inspections
3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 11.4.1.1, 12.2.1,13.5
TIME
8
Time, Delays and Extensions of
3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2,  10.6.1, 14.3.2
Time Limits
2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 4.3, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4,  6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5,  11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14
Time Limits on Claims
4.3.2, 4.3.4, 4.3.8, 4.4, 4.5, 4.6
Title to Work
9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK
12
Uncovering of Work
12.1
Unforeseen Conditions
4.3.4, 8.3.1, 10.3
Unit Prices
4.3.9, 7.3.3.2
Use of Documents
1.1.1, 1.6, 2.2.5, 3.12.6, 5.3
Use of Site
3.13, 6.1.1, 6.2.1
Values, Schedule of
9.2, 9.3.1
Waiver of Claims by the Architect
13.4.2
Waiver of Claims by the Contractor
4.3.10, 9.10.5, 11.4.7, 13.4.2
Waiver of Claims by the Owner
4.3.10, 9.9.3, 9.10.3, 9.10.4, 11.4.3, 11.4.5, 11.4.7, 12.2.2.1, 13.4.2, 14.2.4
Waiver of Consequential Damages
4.3.10, 14.2.4
Waiver of Liens
9.10.2, 9.10.4
Waivers of Subrogation
6.1.1, 11.4.5, 11.4.7
Warranty
3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2, 13.7.1.3
Weather Delays
4.3.7.2
Work, Definition of
1.1.3
Written Consent
1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1,  13.2, 13.4.2
Written Interpretations
4.2.11, 4.2.12, 4.3.6
Written Notice
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3,  11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Written Orders
1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1

ARTICLE 1   GENERAL PROVISIONS
§ 1.1 BASIC DEFINITIONS
§ 1.1.1 THE CONTRACT DOCUMENTS
The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of Addenda relating to bidding requirements).

§ 1.1.2 THE CONTRACT
The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. Except as otherwise expressly stated in the Contract Documents and as set forth in Exhibit “D” to the Agreement, the Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor, (3) between the Owner and Architect or (4) between any persons or entities other than the Owner and Contractor. At the Owner’s discretion, the Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

§ 1.1.3 THE WORK
The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.  The Work shall be completed in Phases as defined and described in Exhibit “D” attached hereto.

§ 1.1.4 THE PROJECT
The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

§ 1.1.5 THE DRAWINGS
The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

§ 1.1.6 THE SPECIFICATIONS
The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

§ 1.1.7 THE PROJECT MANUAL
The Project Manual is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS
§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

§ 1.2.3 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

§ 1.3 CAPITALIZATION
§ 1.3.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

§ 1.4 INTERPRETATION
§ 1.4.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1.5 EXECUTION OF CONTRACT DOCUMENTS
§ 1.5.1 The Contract Documents shall be signed by the Owner and Contractor. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

§ 1.5.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

§ 1.6 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE
§ 1.6.1 The Drawings, Specifications and other documents, including those in electronic form, prepared by the Architect and the Architect's consultants are Instruments of Service through which the Work to be executed by the Contractor is described. The Contractor may retain one record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect's consultants, and unless otherwise indicated the Architect and the Architect's consultants shall be deemed the authors of them and will retain all common law, statutory and other reserved rights, in addition to the copyrights. All copies of Instruments of Service, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect's consultants. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this authorization shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's or Architect's consultants' copyrights or other reserved rights.

ARTICLE 2   OWNER
§ 2.1 GENERAL
§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term "Owner" means the Owner or the Owner's authorized representative.

§ 2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER
§ 2.2.1 The Owner shall, at the written request of the Contractor, prior to commencement of the Work and thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work. After such evidence has been furnished, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.

§ 2.2.2 Except for permits and fees, including those required under Section 3.7.1, which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

§ 2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 2.2.4 Information or services required of the Owner by the Contract Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Contractor's performance of the Work under the Owner's control shall be furnished by the Owner after receipt from the Contractor of a written request for such information or services.

§ 2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

§ 2.3 OWNER'S RIGHT TO STOP THE WORK
§ 2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.

§ 2.4 OWNER'S RIGHT TO CARRY OUT THE WORK
§ 2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a three-day period. If the Contractor within such three-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner's expenses and compensation for the Architect's additional services made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3   CONTRACTOR
§ 3.1 GENERAL
§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

§ 3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR
§ 3.2.1 Since the Contract Documents are complementary, before starting each portion of the Work, the Contractor shall carefully study and compare the various Drawings and other Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Contractor shall be reported promptly to the Architect and the Owner as a request for information in such form as the Architect and Owner may require.

§ 3.2.2 Any design errors or omissions noted by the Contractor during this review shall be reported promptly to the Architect and the Owner, but it is recognized that the Contractor's review is made in the Contractor's capacity as a contractor and not as a licensed design professional unless the error or omissions is related to the Contractor’s Design/Build scope of work, if any, or as otherwise specifically provided in the Contract Documents. The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Contractor shall be reported promptly to the Architect and the Owner.  The contractor is required to ascertain that any Design/Build contract documents, if any, are in accordance with governing laws, statutes, ordinances, building codes, rules and regulations.

§ 3.2.3 If the Contractor believes that additional cost or time is involved because of clarifications or instructions issued by the Owner or the Architect in response to the Contractor's notices or requests for information pursuant to Sections 3.2.1 and 3.2.2, the Contractor shall make Claims as provided in Sections 4.3.6 and 4.3.7. If the Contractor fails to perform the obligations of Sections 3.2.1 and 3.2.2, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. The Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents or for differences between field measurements or conditions and the Contract Documents unless the Contractor recognized such error, inconsistency, omission or difference and knowingly failed to report it to the Architect and the Owner.

§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES
§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any resulting loss or damage.

§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors.

§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 3.4 LABOR AND MATERIALS
§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 3.4.2 The Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and Owner and in accordance with a Change Order.

§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

§ 3.5 WARRANTY
§ 3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective.  The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.6 TAXES
§ 3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

§ 3.7 PERMITS, FEES AND NOTICES
§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

§ 3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities applicable to performance of the Work.

§ 3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.  It is the Contractor’s responsibility to ascertain that the Contract Documents for all Design/Build portions of the work, if any, are in accordance with all applicable building codes, statutes and ordinances.

§ 3.7.4 If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

§ 3.8 ALLOWANCES
§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

§ 3.8.2 Unless otherwise provided in the Contract Documents:
.1	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;
.2
Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and in the allowances;

.3
whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor's costs under Section 3.8.2.2.

§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.

§ 3.9 SUPERINTENDENT
§ 3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

§ 3.10 CONTRACTOR'S CONSTRUCTION SCHEDULES
§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for Phase 1 of the Work. The Contractor, promptly after its receipt of final Drawings and Specifications for each of Phase 2 and Phase 3, shall prepare and submit for the Owner’s and Architect’s information Contractor’s construction schedule for each such Phase of the Work.    Each schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire applicable Phase of the Work to be completed at the Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

§ 3.10.2 The Contractor shall prepare and keep current, for the Architect's approval, a schedule of submittals which is coordinated with the Contractor's applicable construction schedule and allows the Architect reasonable time to review submittals.

§ 3.10.3 The Contractor shall perform each Phase of the Work in general accordance with the most recent applicable schedules submitted to the Owner and Architect.

§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE
§ 3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
§ 3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Contract Documents the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals which are not required by the Contract Documents may be returned by the Architect without action.

§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals which are not marked as reviewed for compliance with the Contract Documents and approved by the Contractor may be returned by the Architect without action.

§ 3.12.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice the Architect's approval of a resubmission shall not apply to such revisions.

§ 3.12.10 Except for the Design/Build portion of the work, if any, the Contractor shall not be required to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor's responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional's written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents.

§ 3.13 USE OF SITE
§ 3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

§ 3.14  CUTTING AND PATCHING
§ 3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

§ 3.15 CLEANING UP
§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

§ 3.16 ACCESS TO WORK
§ 3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS
§ 3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

§ 3.18 INDEMNIFICATION
§ 3.18.1 To the fullest extent permitted by law and to the extent claims, damages, losses or expenses are not covered by Project Management Protective Liability insurance purchased by the Contractor in accordance with Section 11.3, the Contractor shall indemnify and hold harmless the Owner, Tenant, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Section 3.18.

§ 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts.

ARTICLE 4   ADMINISTRATION OF THE CONTRACT
§ 4.1 ARCHITECT
§ 4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

§ 4.1.2  Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

§ 4.1.3  If the employment of the Architect is terminated, the  Tenant shall employ a new Architect against whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the former Architect.

§ 4.2 ARCHITECT'S ADMINISTRATION OF THE CONTRACT
§ 4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be an Owner's representative (1) during construction, (2) until final payment is due and (3) with the Tenant's concurrence, from time to time during each  one-year period for correction of Work performed for a Phase described in Section 12.2. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.

§ 4.2.2 The Architect, as a representative of the Owner, will attend regularly scheduled project meetings and visit the site at intervals appropriate to the stage of the Contractor's operations (1) to become generally familiar with and to keep the Owner informed about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents, except as provided in Section 3.3.1.

§ 4.2.3 The Architect will not be responsible for the Contractor's failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 4.2.4 Communications Facilitating Contract Administration.  Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate with each other through the Architect about matters arising out of or relating to the Contract. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

§ 4.2.5 Based on the Architect's  evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

§ 4.2.6 The Architect will have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 4.2.8 The Architect will prepare Architects Supplemental Information (ASI) documents or Construction Change Directives, and may authorize minor changes in the Work as provided in Section 7.4 with the written approval of the Owner.

§ 4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion for each Phase of the Work, will receive and forward to the Owner, for the Owner's review and records, written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

§ 4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness..

§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

§ 4.2.13 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

§ 4.3 CLAIMS AND DISPUTES
§ 4.3.1 Definition.  A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 4.3.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be initiated by written notice to the Architect and the other party.

§ 4.3.3 Continuing Contract Performance. Pending final resolution of a Claim except as otherwise agreed in writing or as provided in Section 9.7.1 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

§ 4.3.4 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or applicable Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the conditions encountered are materially different, the Contract Sum and applicable Contract Time shall be equitably adjusted, but if the Owner and Contractor cannot agree on an adjustment in the Contract Sum or applicable Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Section 4.4.

§ 4.3.5 Claims for Additional Cost.  If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.6.

§ 4.3.6 If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds, Claim shall be filed in accordance with this Section 4.3.

§ 4.3.7 Claims for Additional Time
§ 4.3.7.1 If the Contractor wishes to make Claim for an increase in the applicable Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

§ 4.3.7.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.

§ 4.3.8 Injury or Damage to Person or Property.  If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 4.3.9 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

§ 4.3.10 Claims for Consequential Damages.  The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes:
.1
damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2
damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party's termination in accordance with Article 14. Nothing contained in this Section 4.3.10 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Contract Documents.

§ 4.4 RESOLUTION OF CLAIMS AND DISPUTES
§ 4.4.1 Decision of Architect.  Claims, including those alleging an error or omission by the Architect but excluding those arising under Sections 10.3 through 10.5, shall be referred initially to the Architect for decision. An initial decision by the Architect shall be required as a condition precedent to mediation, arbitration or litigation of all Claims between the Contractor and Owner arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Architect with no decision having been rendered by the Architect. The Architect will not decide disputes between the Contractor and persons or entities other than the Owner.

§ 4.4.2 The Architect will review Claims and within ten days of the receipt of the Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Architect is unable to resolve the Claim if the Architect lacks sufficient information to evaluate the merits of the Claim or if the Architect concludes that, in the Architect's sole discretion, it would be inappropriate for the Architect to resolve the Claim.

§ 4.4.3 In evaluating Claims, the Architect may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Architect in rendering a decision. The Architect may request the Owner to authorize retention of such persons at the Owner's expense.

§ 4.4.4 If the Architect requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either provide a response on the requested supporting data, advise the Architect when the response or supporting data will be furnished or advise the Architect that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Architect will either reject or approve the Claim in whole or in part.

§ 4.4.5 The Architect will approve or reject Claims by written decision, which shall state the reasons therefor and which shall notify the parties of any change in the Contract Sum or applicable Contract Time or both. The approval or rejection of a Claim by the Architect shall be final and binding on the parties but subject to mediation and arbitration.

§ 4.4.6 When a written decision of the Architect states that (1) the decision is final but subject to mediation and arbitration and (2) a demand for arbitration of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days' period shall result in the Architect's decision becoming final and binding upon the Owner and Contractor. If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proceedings unless the decision is acceptable to all parties concerned.

§ 4.4.7 Upon receipt of a Claim against the Contractor or at any time thereafter, the Architect or the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor's default, the Architect or the Owner may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

§ 4.4.8 If a Claim relates to or is the subject of a mechanic's lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the Claim by the Architect, by mediation or by arbitration.

§ 4.5 MEDIATION
See Mediation and Arbitration within Exhibit D, Special Provisions.

§ 4.6 ARBITRATION
See Mediation and Arbitration within Exhibit D, Special Provisions.

ARTICLE 5   SUBCONTRACTORS
§ 5.1 DEFINITIONS
§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK
§ 5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and applicable Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor's Work. However, no increase in such Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

§ 5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitute.

§ 5.3 SUBCONTRACTUAL RELATIONS
§ 5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor's Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS
§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:
.1
assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor and Contractor in writing; and

.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

§ 5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted for increases in cost resulting from the suspension.

ARTICLE 6   CONSTRUCTION BY OWNER, TENANT OR BY SEPARATE CONTRACTORS
§ 6.1 OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
§ 6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Section 4.3.

§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

§ 6.2 MUTUAL RESPONSIBILITY
§ 6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

§ 6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

§ 6.2.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

§ 6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.

§ 6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 OWNER'S RIGHT TO CLEAN UP
§ 6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.

§ 6.4 TENANT’S RIGHTS
§ 6.4.1 Independent of Owner, Tenant shall have each and all of the same rights and options (and any resulting related duties and obligations) that Owner has in this Article 6, the same as if Tenant were Owner.

ARTICLE 7   CHANGES IN THE WORK
§ 7.1 GENERAL
§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive, Architects Supplemental Instruction or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

§ 7.2 CHANGE ORDERS
§ 7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner and Contractor and Architect, stating their agreement upon all of the following:
.1	change in the Work;
.2	the amount of the adjustment, if any, in the Contract Sum; and
.3	the extent of the adjustment, if any, in the applicable Contract Time.

§ 7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Section 7.3.3.

§ 7.3 CONSTRUCTION CHANGE DIRECTIVES
§ 7.3.1 A Construction Change Directive or Architects Supplemental Instruction is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or applicable Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and applicable Contract Time being adjusted accordingly.

§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:
.1	mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
.2	unit prices stated in the Contract Documents or subsequently agreed upon;
.3	cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
.4	as provided in Section 7.3.6.

§ 7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or applicable Contract Time.

§ 7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in the Contract Sum and applicable Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.6 shall be limited to the following:
.1	costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;
.2	costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
.3	rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;
.4	costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and
.5	additional costs of supervision and field office personnel directly attributable to the change.

§ 7.3.7 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 7.3.8 Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties' agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Architect will make an interim determination for purposes of monthly certification for payment for those costs. That determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a claim in accordance with Article 4.

§ 7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and applicable Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

§ 7.4 MINOR CHANGES IN THE WORK
§ 7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the applicable Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

ARTICLE 8   TIME
§ 8.1 DEFINITIONS
§ 8.1.1 Unless otherwise provided, Contract Time for the completion of a Phase of the Work is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of such Phase of the Work.

§ 8.1.2 The dates of commencement for the Phases of the of the Work are the dates established in the Agreement.

§ 8.1.3 The dates of Substantial Completion for the Phases of the Work are the dates certified by the Architect in accordance with Section 9.8.

§ 8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 8.2 PROGRESS AND COMPLETION
§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time for each Phase of the Work is a reasonable period for performing such portion of the Work.

§ 8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor and Owner. The date of commencement of Phase 1 of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement for Phase 1 of the Work is established by the Contract Documents or a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion of the Work to be completed for a Phase within the applicable Contract Time.

§ 8.3 DELAYS AND EXTENSIONS OF TIME
§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the Owner pending mediation and arbitration, or by other causes which the Architect determines may justify delay, then the applicable Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

§ 8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Section 4.3.

§ 8.3.3 This Section 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9   PAYMENTS AND COMPLETION
§ 9.1 CONTRACT SUM
§ 9.1.1 The Contract Sum for each of (i) Phase 1 and 2, and (ii) Phase 3 is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

§ 9.2 SCHEDULE OF VALUES
§ 9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

§ 9.3 APPLICATIONS FOR PAYMENT
§ 9.3.1 At least  thirty (30) days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for in the Contract Documents.

§ 9.3.1.1 As provided in Section 7.3.8, such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.

§ 9.3.1.2 Such applications may not include requests for payment for portions of the Work for which the Contractor does not intend to pay to a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.

§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

§ 9.4 CERTIFICATES FOR PAYMENT
§ 9.4.1 The Architect will, within  ten days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Section 9.5.1.

§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's evaluation of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 9.5 DECISIONS TO WITHHOLD CERTIFICATION
§ 9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Section 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Section 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of:
.1	defective Work not remedied;
.2	third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;
.3	failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;
.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
.5	damage to the Owner or another contractor;
.6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
.7	persistent failure to carry out the Work in accordance with the Contract Documents.

§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

§ 9.6 PROGRESS PAYMENTS
§ 9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

§ 9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

§ 9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

§ 9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

§ 9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

§ 9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.

§ 9.7 FAILURE OF PAYMENT
§ 9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by arbitration, then the Contractor may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The applicable Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.

§ 9.8 SUBSTANTIAL COMPLETION
§ 9.8.1 Substantial Completion is the stage in the progress of the Work to be completed for a Phase when such Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize such Work for its intended use.

§ 9.8.2 When the Contractor considers that the Work to be completed for a Phase, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment for such Work. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work to be completed for the applicable Phase in accordance with the Contract Documents.

§ 9.8.3 Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work to be completed for a Phase or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize such Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

§ 9.8.4 When the Work to be completed for a Phase or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion for such Work which shall establish the date of Substantial Completion for such Work, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to such Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of such  Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.5 The Certificate of Substantial Completion for each Phase of the Work shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 9.9 PARTIAL OCCUPANCY OR USE
§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Section 11.4.1.5 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to such Work and insurance, and have agreed in writing concerning the period for correction of such  Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work to be completed for a Phase shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work to be completed for a Phase shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

§ 9.10 FINAL COMPLETION AND FINAL PAYMENT
§ 9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner or Tenant, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner or Tenant. If a Subcontractor refuses to furnish a release or waiver required by the Owner or Tenant, the Contractor may furnish a bond satisfactory to each requesting and requiring party to indemnify Owner and Tenant against such lien or claim. If such lien or claim remains unsatisfied after payments are made, the Contractor shall refund to the Owner or Tenant all money that the Owner or Tenant may be compelled to pay in discharging such lien or claim, including all costs and reasonable attorneys' fees.

§ 9.10.3 If, after Substantial Completion of a Phase of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of such Phase of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:
.1	liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;
.2	failure of the Work to comply with the requirements of the Contract Documents; or
.3	terms of special warranties required by the Contract Documents.

§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10   PROTECTION OF PERSONS AND PROPERTY
§ 10.1 SAFETY PRECAUTIONS AND PROGRAMS
§ 10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2 SAFETY OF PERSONS AND PROPERTY
§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:
.1	employees on the Work and other persons who may be affected thereby;
.2
the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and

.3
other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

§ 10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

§ 10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Section 3.18.

§ 10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

§ 10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

§ 10.3 HAZARDOUS MATERIALS
§ 10.3.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.

§ 10.3.2 The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. The applicable Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor's reasonable additional costs of shut-down, delay and start-up, which adjustments shall be accomplished as provided in Article 7.

§ 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) and provided that such damage, loss or expense is not due to the sole negligence of a party seeking indemnity.

§ 10.4 The Owner shall not be responsible under Section 10.3 for materials and substances brought to the site by the Contractor unless such materials or substances were required by the Contract Documents.

§ 10.5 If, without negligence on the part of the Contractor, the Contractor is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

§ 10.6 EMERGENCIES
§ 10.6.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Section 4.3 and Article 7.

ARTICLE 11   INSURANCE AND BONDS
§ 11.1 CONTRACTOR'S LIABILITY INSURANCE
§ 11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:
.1	claims under workers' compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;
.2	claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;
.3	claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;
.4	claims for damages insured by usual personal injury liability coverage;
.5	claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;
.6	claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;
.7	claims for bodily injury or property damage arising out of completed operations; and
.8	claims involving contractual liability insurance applicable to the Contractor's obligations under Section 3.18.

§ 11.1.2 The insurance required by Section 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

§ 11.1.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These certificates and the insurance policies required by this Section 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Section 9.10.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor's information and belief.

§ 11.2 OWNER'S LIABILITY INSURANCE
§ 11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance.

§ 11.3 PROJECT MANAGEMENT PROTECTIVE LIABILITY INSURANCE
§ 11.3.1 Optionally, the Owner may require the Contractor to purchase and maintain Project Management Protective Liability insurance from the Contractor's usual sources as primary coverage for the Owner's, Contractor's and Architect's vicarious liability for construction operations under the Contract. Unless otherwise required by the Contract Documents, the Owner shall reimburse the Contractor by increasing the Contract Sum to pay the cost of purchasing and maintaining such optional insurance coverage, and the Contractor shall not be responsible for purchasing any other liability insurance on behalf of the Owner. The minimum limits of liability purchased with such coverage shall be equal to the aggregate of the limits required for Contractor's Liability Insurance under Sections 11.1.1.2 through 11.1.1.5.

§ 11.3.2 To the extent damages are covered by Project Management Protective Liability insurance, the Owner, Contractor and Architect waive all rights against each other for damages, except such rights as they may have to the proceeds of such insurance. The policy shall provide for such waivers of subrogation by endorsement or otherwise.

§ 11.3.3 The Owner shall not require the Contractor to include the Owner, Architect or other persons or entities as additional insureds on the Contractor's Liability Insurance coverage under Section 11.1.

§ 11.4 PROPERTY INSURANCE
§ 11.4.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder's risk "all-risk" or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Section 11.4 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project.

§ 11.4.1.1 Property insurance shall be on an "all-risk" or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's and Contractor's services and expenses required as a result of such insured loss.

§ 11.4.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.

§ 11.4.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles.

§ 11.4.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.

§ 11.4.1.5 Partial occupancy or use in accordance with Section 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

§ 11.4.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

§ 11.4.3 Loss of Use Insurance. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

§ 11.4.4 If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

§ 11.4.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section 11.4.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

§ 11.4.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Section 11.4. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days' prior written notice has been given to the Contractor.

§ 11.4.7 Waivers of Subrogation.  The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section 11.4 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ 11.4.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.4.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

§ 11.4.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Section 4.6. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.

§ 11.4.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection is made, the dispute shall be resolved as provided in Sections 4.5 and 4.6. The Owner as fiduciary shall, in the case of arbitration, make settlement with insurers in accordance with directions of the arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

§ 11.5 PERFORMANCE BOND AND PAYMENT BOND
§ 11.5.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

§ 11.5.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12   UNCOVERING AND CORRECTION OF WORK
§ 12.1 UNCOVERING OF WORK
§ 12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's examination and be replaced at the Contractor's expense without change in the applicable Contract Time.

§ 12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner's expense. If such Work is not in accordance with the Contract Documents, correction shall be at the Contractor's expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

§ 12.2 CORRECTION OF WORK
§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION
§ 12.2.1.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby, shall be at the Contractor's expense.

§ 12.2.2 AFTER SUBSTANTIAL COMPLETION
§ 12.2.2.1 In addition to the Contractor's obligations under Section 3.5, if, within one year after the date of Substantial Completion of a Phase of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of such  Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of such Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.4.

§ 12.2.2.2 The one-year period for correction of a Phase of the Work shall be extended with respect to portions of Work first performed after Substantial Completion of such Phase of the Work by the period of time between Substantial Completion of such Phase of the Work and the actual performance of such Phase of the Work.

§ 12.2.2.3 The one-year period for correction of a Phase of the Work shall not be extended by corrective Work performed by the Contractor pursuant to this Section 12.2.

§ 12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the one-year period for correction of a Phase of the Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct such Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct such  Work.

§ 12.3 ACCEPTANCE OF NONCONFORMING WORK
§ 12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13   MISCELLANEOUS PROVISIONS
§ 13.1 GOVERNING LAW
§ 13.1.1 The Contract shall be governed by the law of the place where the Project is located.

§ 13.2 SUCCESSORS AND ASSIGNS
§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to an institutional lender providing construction financing for the Project. In such event, the lender shall assume the Owner's rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

§ 13.3 WRITTEN NOTICE
§ 13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

§ 13.4 RIGHTS AND REMEDIES
§ 13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

§ 13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

§ 13.5 TESTS AND INSPECTIONS
§ 13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

§ 13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.5.3, shall be at the Owner's expense.

§ 13.5.3 If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses shall be at the Contractor's expense.

§ 13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

§ 13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 13.6 INTEREST
§ 13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

§ 13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD
§ 13.7.1 As between the Owner and Contractor:
.1
Before Substantial Completion.  As to acts or failures to act occurring prior to the relevant date of Substantial Completion of a Phase of the Work, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

.2
Between Substantial Completion and Final Certificate for Payment.  As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion of a Phase of the Work and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

.3
After Final Certificate for Payment.  As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any Warranty provided under Section 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Section 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

ARTICLE 14   TERMINATION OR SUSPENSION OF THE CONTRACT
§ 14.1 TERMINATION BY THE CONTRACTOR
§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:
.1	issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;
.2	an act of government, such as a declaration of national emergency which requires all Work to be stopped;
.3
because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Section 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or

.4	the Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Section 2.2.1.

§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Section 14.1.3.

§ 14.2 TERMINATION BY THE OWNER FOR CAUSE
§ 14.2.1 The Owner may terminate the Contract if the Contractor:
.1	persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;
.2	fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;
.3	persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or
.4	otherwise is guilty of substantial breach of a provision of the Contract Documents.

§ 14.2.2 When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:
.1	take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;
.2	accept assignment of subcontracts pursuant to Section 5.4; and
.3
finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

§ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

§ 14.3.2 The Contract Sum and applicable Contract Times shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent:
.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or
.2	that an equitable adjustment is made or denied under another provision of the Contract.

§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE
§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause.

§ 14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner's convenience, the Contractor shall:
.1	cease operations as directed by the Owner in the notice;
.2	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and
.3
except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

§ 14.4.3 In case of such termination for the Owner's convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.

EXHIBIT “B”

COST OF THE WORK

        “Cost of the Work” shall mean those costs incurred and/or paid by Contractor in connection with the construction of the Project and the performance pursuant to this Agreement.  The Cost of the Work shall include, but not be limited to, the items set forth in the following Subparagraphs (1) through (27):

(1)           Wages paid for labor in the direct employ of Contractor in the performance of the Work under applicable collective bargaining agreements or under a salary or wage schedule and including such welfare or other benefits as may be actually payable with respect thereto.  Basic hourly wages, for purposes of this paragraph, shall include vacation pay, sick pay and any overtime pay, if applicable.

(2)             Salaries of Contractor’s personnel, while performing or supervising the Work.

(a)             Personnel engaged, at shops or on the road, in expediting the production or transportation of materials or equipment, shall be included for that portion of their time as is established by appropriate documentation as having been spent in connection with the Work.

(b)             Project Managers, Construction Managers, Project Executives, expeditors, accounting, and secretarial personnel whose part-time or full-time services are required for the Work, shall be included for such part of their time as may be devoted to the Work.

(c)             Employees of Contractor whose services are required in the preparation or analysis of schedules, material lists, Shop Drawings, working details, periodic cost studies and similar services necessary to define the Work and control its cost and progress shall be included for such part of their time as may be devoted to the Work.

(3)             Actual cost of contributions, assessments or taxes paid during the performance of the Work for such items as unemployment compensation, social security and fringe benefits in accordance with Contractor’s personnel policy insofar as such cost is based on wages, salaries or other remuneration paid to employees of Contractor and included in the cost of the work under Subparagraphs (1) and (2) above.

(4)             The travel and subsistence expenses of Contractor or its officers or employees incurred while traveling in discharge of duties connected with the Work.

(5)             Cost of all material, supplies and equipment incorporated in the Work, including costs of transportation thereof and excess material required to provide a reasonable allowance for waste.

(6)             Cost of Project General Conditions as described in the attached Exhibit “G”.

(7)             Cost of premiums for all payment bonds and performance bonds required by Owner or Contractor to be carried by Subcontractors attributable to the Work.  The cost thereof shall not be considered “Cost of the Work” for purposes of computing Contractor’s Fee.

(8)             Amounts due under all subcontracts made in accordance with the provisions of the Contract or any other document executed in connection therewith.

(9)             Cost, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workers, which are purchased and consumed in the performance of the Work, and cost less salvage value on such items used in the performance of the Work but not consumed which remain the property of Contractor.

(10)             All rental charges paid for machinery and equipment used at the site of the Work, whether rented from Contractor or others, including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof.  To the extent items are rented from the Contractor or its affiliated Rental Company, the rates shall not exceed the prevailing rates in the area.

(a)             Owner reserves the right to direct Contractor to dispose of all materials, equipment, temporary structures, tools and supplies which have been purchased and charged to the job and are no longer needed.  The Cost of the Work shall be credited for the proceeds of the disposition thereof.  If the Owner desires to retain such items, title will be transferred to the Owner.

(b)             Contractor shall obtain Owner’s permission to purchase tools and equipment having a purchase price or fair market value in excess of $10,000.  If advance written approval is not obtained from an authorized Owner representative, Owner may at its discretion exclude the purchase price from costs to be reimbursed.

(11)             Cost of Consultants, if any, hired by Contractor in the prosecution of the Work.  The cost thereof shall not be considered “Cost of the Work” for purposes of computing Contractor’s Fee, except with the prior written consent of Owner pursuant to an approved Change Order.

(12)             Cost of premiums for all insurance carried by Contractor attributable exclusively to the Work, including the premium cost of insurance required to be carried under the provisions of Exhibit "C" to this Agreement (i) based upon the Contract Sum or payments paid or payable to Contractor pursuant to this Agreement or (ii) for insurance not carried by Contractor absent the requirements in Exhibit "C".  The premium cost of insurance required to be carried under the provisions of Exhibit "C" shall not be considered "Cost of the Work" for purposes of computing Contractor's Fee.

(13)             Sales, use or similar taxes related to the Work and for which Contractor is liable as imposed by any governmental authority.

(14)             Building and other permit fees, assessments, acreage fees, connection fees, and similar fees shall be paid directly by Owner and shall not constitute Cost of the Work.  Other licenses and inspections for work the Contractor is required to pay by the Contract Documents, royalties, damages for infringements of patents and costs of defending suits therefor, and deposits lost shall constitute a part of the Cost of the Work.

(15)             Fees for testing laboratories, including inspections, testing and reports unless excluded from Contractor responsibility by the Contract Documents.  The cost thereof (other than the cost of the QAA inspection required by Clark County, Nevada with respect to the Work) shall not be considered “Cost of the Work” for purposes of computing Contractor’s Fee, except with the prior written consent of Owner pursuant to an approved Change Order.

(16)             Intentionally omitted.

(17)             Minor expenses such as telegrams, long distance telephone calls, telephone service at the site, cellular telephone service, pager service, expressage, overnight delivery service, and similar petty cash items in connection with the Work.

(18)             Cost of removal of all debris.

(19)             Cost incurred by Contractor for plotting, blueprinting and other document reproduction.

(20)             Cost incurred due to any emergency affecting the safety of persons and property not covered by insurance proceeds.

(21)             Cost of providing information to, and cooperating with Owner in meeting requirements imposed by the City, or County, or any lender providing funds for the Project.

(22)             Cost of obtaining, maintaining and using all temporary services, including utilities, sanitary facilities, temporary offices, safety provisions, etc.

(23)             Cost of crossing or protecting any public utilities or rights-of-way as required.

(24)             Cost of protecting or repairing adjoining properties, if required.

(25)             Other cost reasonably incurred in the performance of the Work and in accordance with standard and customary construction industry practices and procedures.

(26)             Discounts:  Contractor shall take advantage of all available cash and trade discounts funded in advance by the Owner and the Cost of the Work shall be credited with same.  Any quantity discounts, rebates, refunds, etc. received for work performed on the Project will be credited to the Cost of the Work.

(27)             Owner’s and/or Tenant’s Right to Audit:  The Contractor’s records, which shall include but not be limited to accounting records, written policies and procedures, subcontractor files (including proposals of successful and unsuccessful bidders), original estimate, estimating work sheets, correspondence, change order files (including documentation covering negotiated settlements), and any other supporting evidence necessary to substantiate charges related to this Agreement (all foregoing hereinafter referred to as “records”) shall be open to inspection and subject to audit and/or reproduction, during normal working hours, by Owner’s and/or Tenant’s agent or its authorized representative to the extent necessary to adequately permit evaluation and verification of any invoices, payments or claims submitted by the Contractor or any of his payees pursuant to the execution of this Agreement.  Such records subject to examination shall also include, but not be limited to, those records necessary to evaluate and verify direct and indirect costs (including overhead allocations) as they may apply to costs associated with this Agreement.

(a)             For the purpose of such audits, inspections, examinations and evaluations, the Owner’s and/or Tenant’s agent or authorized representative shall have access to said records for the effective date of this Agreement for the duration of work and until three (3) years (or longer if required by law), after the date of final payment by Owner to Contractor pursuant to this Agreement.

(b)           Owner’s and/or Tenant’s agent or its authorized representative shall have access to Contractor’s facilities, shall have access to all necessary records and shall be provided adequate and appropriate work space, in order to conduct audits in compliance with this article.  Owner’s and/or Tenant’s agent or authorized representative shall give Contractor reasonable advance notice of intended audits.

EXHIBIT “C”

INSURANCE AND BONDS

I
The Contractor’s insurance, required by the above, shall be written for not less than the following coverages and limits, or greater if required by law, and shall be maintained by insurance carriers reasonably acceptable to the Owner and Owner’s lender.

1.         Worker’s Compensation:

a)         State - Statutory
b)         Applicable Federal Laws - Statutory
c)         Employer’s Liability                                                             $1,000,000

2.	Commercial General Liability (including Independent Contractors, Products and Completed Operation), with the following limits:

General Aggregate                                                                          $2,000,000.00
Products - Comp/OPS Aggregate                                                   $2,000,000.00
Personal and Advertising Injury                                                       $1,000,000.00
Each Occurrence                                                                            $1,000,000.00
Fire Damage (any one fire)                                                              $50,000.00
Medical Expense (any one person)                                                  $5,000.00

a)	Products and Completed Operations shall be maintained for three (3) years after final payment for the Work with the total limits required herein.

b)	Property Damage Liability Insurance shall provide X, C and U Coverage.

c)	Broad Form Property Damage Coverage shall include Completed Operations.

d)
This insurance as well as the Umbrella Excess Liability insurance shall include as Additional Insureds the following: (i) Owner, Owner’s employees, and Owner’s representatives; and (ii) with respect to claims asserted by third parties resulting from Contractor’s activities related to the Project, Tenant, Tenant’s employees and Tenant’s representatives.

e)         General aggregate limits on the above shall apply per project.

f)
Contractor’s liability insurance shall be primary and non-contributory, except with respect to any claim resulting from the negligence or willful misconduct of Tenant and its employees, agents and contractors.

3.         Business Auto Liability (including owned, non-owned and hired vehicles):

a)         Bodily Injury                                                 $1,000,000.00  Each Person
                 $1,000,000.00  Each Occurrence

b)         Property Damage                                         $1,000,000.00  Each Occurrence

4.         Umbrella Excess Liability:                                       $4,000,000.00  Over primary insurance (minimum)

                                                                                $10,000.00  Retention for self-insured hazards each occurrence.

If the insurance is written on the Comprehensive General Liability policy form, the Certificates shall be AIA Document G705, Certificate of Insurance.  If the insurance is written on a Commercial General Liability policy form, ACORD form 25S will be acceptable.

If Contractor requests payment for material stored off-site or in transit, then the Contractor shall provide insurance coverage for that portion of the work stored off-site or in transit subject to Owner’s approval and based on the value established and agreed to in Owner’s approval.

II
Tenant shall purchase and maintain, and/or self-insure builder’s risk insurance upon the entire Work at the site to the full insurable value thereof.  Such coverage includes only building materials and equipment that become a part of the Project and does not include Contractor’s personal property such as tools and equipment.  This insurance shall name the Contractor as an additional insured and shall include the interests of the Owner, Tenant, the Contractor, its Subcontractors and Sub-Subcontractors in the Work and shall cover “All Risks” of direct physical loss or damage to the property coverage, excluding, however, Flood, Earthquake and Theft of personal property left in the open.

Liability for any loss or damages for the interest of parties not covered as a result of the deductible on any claim through the date of substantial completion shall become a Cost of the Work per Exhibit “B” hereto, provided however, such costs shall not be considered “Cost of the Work” for purposes of computing Contractor’s Fee.

When a loss occurs, the Contractor shall notify Tenant (with a copy to Owner) within three (3) working days so that a report can be made to the insurance company.  A detailed written report of the loss shall be furnished to Tenant (with a copy to Owner) within ten (10) working days of the loss.

III
Unless Tenant waives the requirement in writing prior to bond issuance, prior to commencement of Phase 1 or Phase 2 of the Work, Contractor shall furnish and deliver to Tenant a payment bond and performance bond, with Tenant as the obligee with the power to enforce the bonds, in a form mutually acceptable to Owner, Tenant and surety.  The bond amount of each bond for Phases 1 and 2 shall be the Phase 1 and 2 GMP, unless otherwise agreed by Tenant.  The collective premium cost (including the cost of any credit enhancement required by the surety as a condition to the bond issuance) of such bonds up to, but not in excess of, an amount equal to two percent (2%) of the Phase 1 and 2 GMP, shall be paid by Owner, with Contractor bearing any premium cost (including such credit enhancement costs) in excess of that amount.  Unless Tenant waives the requirement in writing prior to bond issuance, prior to commencement of Phase 3 of the Work, Contractor shall furnish and deliver to Tenant either a new payment bond and performance bond with Tenant as the obligee with the power to enforce the bonds, in a form mutually acceptable to Owner, Tenant and surety, or, at Owner’s option, amended payment and performance bonds for Phases 1 and 2 that includes the increased face amount to cover the Phase 3 GMP.  The bond amount of each such new bond shall be the Phase 3 GMP, unless otherwise agreed by Tenant.  The collective premium cost (including the cost of any credit enhancement required by the surety as a condition to bond issuance) of such bonds up to, but not in excess of, an amount equal to two percent (2%) of the Phase 3 GMP shall be paid by Owner, with Contractor bearing any premium cost (including such credit enhancement costs) in excess of that amount.  The cost of all such premiums, whether paid by Owner or Contractor, shall become a Cost of the Work per Exhibit “B” hereto, but such costs shall not be considered “Cost of the Work” for purposes of computing Contractor’s Fee.

EXHIBIT “D”

SPECIAL PROVISIONS

1.
Contractor shall arrange for all on-site testing and inspections and obtain only the required Building Permits.  The cost for these services is to be included in the Contract Sum.  The Owner shall pay all other required fees for the Project.

2.
The Contractor shall, as part of his pay request, provide his and his subcontractor’s and material supplier’s conditional lien waivers for each progress payment requested and unconditional lien waivers for the previous month’s progress payment.

3.	The fee for changes in the Work shall be 5% of the cost of the Work as defined in Exhibit “B”.

4.
Mediation and Binding Arbitration - All monetary disputes where the amount in dispute is $200,000 or less (not including recoverable costs as defined in any statute or case law, attorneys’ fees, expert witness fees, costs associated with arbitration including, but not limited to, the arbitrator’s fees, and prejudgment interest), arising out of or relating to this Agreement, shall be resolved by binding arbitration.  Judgment shall be entered upon the final award unless satisfied as set forth below.

4.1.	The parties may mutually agree to resolve any disputes by mediation, but mediation is not a prerequisite to arbitration.

4.2.
Commencement of Arbitration.  Arbitration shall be commenced by either party demanding arbitration in writing and sending the written demand by facsimile (if the facsimile number is known) and certified mail, return receipt requested, to the last known address of the respondent.

4.3.	Service. All notices, pleadings, and papers shall be sent by facsimile after commencement of arbitration, unless otherwise agreed to in writing.

4.4.
Selection of the Arbitrator.  Within 10 days of a written demand for arbitration, the parties shall mutually select a retired state or federal court judge or appellate court justice to act as the arbitrator.  If the parties cannot agree on the selection of an arbitrator, the presiding judge of the state court closest to the construction project at issue shall select an arbitrator.

4.5.
Location of Arbitration.  The arbitration shall take place within 75 miles of the construction project at issue, at a place mutually selected by the parties.  If the parties cannot agree on a location for the arbitration, the arbitrator shall select the location.

4.6.
Arbitration Date.  The parties shall cooperate with the arbitrator in setting an arbitration date.  If the parties cannot agree on an arbitration date, the arbitrator shall have the power to unilaterally set the arbitration date.  The arbitration shall be completed within 150 days of the date of the commencement of arbitration, unless otherwise agreed to in writing, or upon a showing of good cause to the arbitrator.

4.7.
Application of Law.  The parties shall be bound by, and the arbitrator shall apply all the laws (without limitation) of the state in which the construction project at issue is located, as if the case were being tried in a state court.  The arbitrator shall have the power to enforce subpoenas, issue sanctions, and issue any other orders necessary to conduct the arbitration, as if the arbitrator were a superior court judge.  There are no orders the arbitrator makes which require trial court approval.

4.8.	Communication with Arbitrator. There shall be no ex parte communication with the arbitrator, unless otherwise stated in this arbitration provision.

4.9.
Discovery.  Each party may propound the following (and only the following) discovery:  (1) three depositions (a deposition notice of a corporate entity shall be deemed only one deposition even if multiple people testify); (2) 35 interrogatories (either judicially approved form interrogatories or special interrogatories); (3) 35 requests for admission; (4) 35 document requests; and (5) unlimited subpoenas for documents, records, and evidence to non-parties which the arbitrator shall issue.  Each deposition shall last no longer than eight hours.  Depositions may be videotaped.  All discovery permitted by this arbitration provision shall be propounded and responded to in accordance with the applicable state law.  The arbitrator shall have the power to hear motions to compel discovery responses upon reasonable notice.

4.10.
Experts.  The parties may present expert testimony at arbitration only if the proposed expert submits a written report at least 20 days prior to the arbitration.  The expert’s testimony shall be limited to the subjects and opinions set forth in the written report.  Depositions of experts shall not be permitted.

4.11.
Summary Judgment/Adjudication.  The arbitrator shall have the power to grant summary judgment/partial summary judgment (adjudication) on reasonable notice.  The applicable state laws for summary judgment/partial summary judgment (adjudication) shall apply (except with regard to notice).

4.12.
Prevailing Party’s Right to Costs.  The prevailing party (as that term is defined in the applicable state law) shall recover all costs that the applicable state law permits, plus attorneys’ fees, expert witness fees, costs associated with arbitration including, but not limited to, the arbitrator’s fees, and prejudgment interest.

4.13.
Preliminary Hearing.  Prior to the arbitration, the arbitrator shall conduct a preliminary hearing and shall have the power to make orders and hear argument regarding the following:  estimation of the length of the hearing; the time required for presentation by each party; schedule and location of hearings; stipulations to uncontested facts; stipulations to the exchange and advance marking of exhibits; the exchange of witness lists and an outline of the witness’ testimony; the exchange of other relevant information, including expert reports; stipulations to any needed additional discovery; submission of pre-hearing briefs; provision for a court reporter; and potential site visits.

4.14.	Conduct of Arbitration. The parties may be represented by counsel. The arbitrator shall hear oral testimony and provide opportunity for cross-examination of witnesses.

4.15.	Ex Parte Award. The arbitrator shall have the right to issue an ex parte award if a party refuses to participate or appear at a hearing.

4.16.
Written Opinion.  Within 30 days of completion of the arbitration, the arbitrator shall serve upon the parties a written opinion setting forth the arbitrator’s award and the reasons for the award.  The arbitrator shall make findings of fact, conclusions of law, and a clear calculation of the basis for each item of damages.  Upon service of the award, the arbitrator loses jurisdiction of the case (subject to awarding costs) unless, within 10 days, a party notifies the arbitrator he or she has made a material mistake of fact or law.  Upon receipt of such notice, the arbitrator shall have 10 days to amend the award.  If the arbitrator does not amend the award within the 10 day amendment period, the award shall be final.  If the arbitrator amends the award, the amended award shall be final.

4.17.
Award of Costs.  Within 30 days of service of the award, the prevailing party may submit a memorandum of costs and any accompanying motion to the arbitrator, who shall have jurisdiction to award costs, attorneys’ fees, expert witness fees, costs associated with arbitration including, but not limited to, the arbitrator’s fees, and prejudgment interest (collectively “Costs”), pursuant to the provisions of this arbitration agreement and applicable state law.  The opposing party shall have 15 days from service of the award to file any motion to tax the Costs.  The prevailing party shall have 15 days from service of the motion to tax the Costs to file any opposition to the motion.  Any reply brief to the motion to tax the Costs must be filed within five days from service of the opposition.  The arbitrator may award Costs without oral argument.  The arbitrator shall make any cost award within 15 days of final briefing regarding same.

4.18.
Final Award.  After ruling on the memorandum of Costs, the arbitrator shall issue a final award, including any Costs.  Within 10 days of the date of the final award, parties may notify the arbitrator, in writing, of any material mistakes of fact or law in the award of Costs in the final award.  Upon receipt of such notice, the arbitrator shall have 10 days to correct the award of Costs in the final award.  If the arbitrator does not amend the final award within the 10 day amendment period, the final award shall be final.

4.19.
Satisfaction of the Final Award.  Upon receipt of the final award, the losing party, if any, shall pay the award within 10 days, or the award shall be confirmed into a judgment, including Costs, upon motion, with no need for oral argument or a personal appearance.  The court will confirm the award into a judgment upon receipt of:  (1) a copy of the final award; (2) a declaration from counsel for the prevailing party, under penalty of perjury, that the award filed with the court was received from the arbitrator and has not been satisfied as set forth in this arbitration provision; and (3) a proposed judgment.  There is no right to appeal.

4.20.	Arbitration Costs and Fees. Prior to a final judgment and award of Costs, the parties shall each pay half the costs of the arbitration, including the arbitrator’s fees.

4.21.	Punitive Damages. Under no circumstances will the arbitrator have the power to award punitive damages to any party.

4.22.	Injunctive Relief. Nothing in this arbitration provision shall preclude a party from seeking injunctive relief or any provisional remedy from the court.

5.
Owner and Contractor are entering into this Agreement for purposes of constructing “Tenant Improvements” as provided in the Lease between Owner, as Landlord, and Nevada Power Company, a Nevada corporation (“Tenant”), as Tenant, for leased premises consisting of Building 5 (the “Building”) on approximately 16.00 acres of land generally located at 7155 Lindell Road, Las Vegas, Nevada, together with approximately 15.94 acres of adjacent land (the “Additional Land”) (the “Lease”).  Contractor acknowledges and understands that Contractor is “Landlord’s Contractor,” and that this Agreement is the “Tenant Improvement Contract” as those terms are used in the Lease and defined in Article 14 of the Lease. Owner and Contractor acknowledge and agree that Tenant is an intended, third-party beneficiary of this Agreement and the other Contract Documents, with right and authority to enforce the provisions of this Agreement and to pursue remedies for breach of this Agreement.  Owner, Contractor, and Tenant acknowledge and agree that the Architect has been retained and paid by Tenant, for Tenant’s benefit, to provide the Drawings and Specifications, and to perform the services of the Architect provided for or contemplated in this Agreement.  No amendment, modification or supplement to this Agreement or any other Contract Document shall be effective without the written consent or written approval of either Tenant or Meyer (as defined in Section 6 below).

6.
A party serving as an Owner’s representative, acting in that capacity, shall have the right to  act for and on behalf of Owner, exercise all right and authority of Owner, and bind Owner with respect to this Agreement and the provisions of the Contract Documents as provided in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 below.  Owner shall have two (2) Owner’s representatives.  One Owner’s representative shall be Marieka Meyer, Director of Administrative Services of Tenant, 6226 West Sahara Avenue, Las Vegas, Nevada 89146.  The other Owner’s representative shall be Rodman C. Martin (“Martin”).  Tenant, and not Owner, shall have the sole and exclusive right to remove Marieka Meyer as an Owner representative and/or to replace her (or any of her successors in that capacity) with another person.  Marieka Meyer, and each of her successor replacements as Owner representative, is hereinafter referred to in that capacity as “Meyer.”  Owner acknowledges and agrees that Meyer is being given the right and authority as Owner’s representative to protect the interests of Tenant with respect to the Project, and that Meyer shall have no express or implied duty, obligation or responsibility,  whether fiduciary or otherwise, to act to the detriment of Tenant or for the benefit of Owner in the exercise of her authority in that capacity.

6.1
Meyer, acting alone as Owner’s representative, shall have the sole and exclusive right and authority, in her sole discretion (and Owner hereby gives and grants to Meyer the sole and exclusive right and authority) to act for and on behalf of Owner, exercise all right and authority of Owner, and bind Owner in Owner’s capacity as “Owner” and/or “Obligee” in, under, and with respect to any payment bond and any performance bond (each, a “Bond” and together the “Bonds”) furnished and delivered to Tenant as provided in Section III of Exhibit “C”.  With respect to a performance Bond, such right and authority shall include, but shall not be limited to, the right and authority to (i) consider declaring a Contractor Default (as that term is used and defined in the Bond) under the Bond, (ii) give notice (a “CD Notice”) to Contractor and/or the Bond surety that Owner is considering declaring a Contractor Default and/or (iii) declare a Contractor Default.  With respect to a payment Bond, such right and authority shall include, but shall not be limited to, the right and authority to (1) give notice (a “Claim Notice”) to Contractor and/or the Bond surety of any claims, demands, liens or suits for the payment for labor, materials or equipment furnished for use in the performance of this Agreement and/or (2) tender defense of such claims, demands, liens or suits to the Contractor and the surety.   Further, upon, and at all times following the dispatch of any CD Notice or any Claim Notice, Meyer, acting alone as Owner’s representative, shall have the sole and exclusive right and authority, in her sole discretion, to act for and on behalf of Owner, exercise all right and authority of Owner, and bind Owner with respect to all Contract Documents, and all provisions thereof, save and except for those provisions in which such authority is expressly reserved to Architect.  Such right and authority of Meyer shall include the sole and exclusive right and authority to act for and on behalf of Owner, exercise all right and authority of Owner, and bind Owner with respect to all disputes and issues (and with respect to the resolution of all disputes and issues) arising under the Contract Documents, including disputes and issues that may have arisen at any time prior to dispatch of a CD Notice or Claim Notice, as well as those that may be related to, or that may arise after dispatch of a CD Notice or Claim Notice.  Each and all sureties of the Bonds are intended third-party beneficiaries of the provisions of this Section 6.1, which provisions are included in the Contract Documents with the intent that the sureties be able to rely thereon.  In the event of conflict between the foregoing provisions of this Section 6.1 and any other provision of any of the Contract Documents, including the subsequent provisions of this Section 6, the foregoing provisions shall govern and prevail.

6.2
In addition to the foregoing, Meyer, acting  alone as Owner’s representative, shall have the sole and exclusive right and authority, in her sole discretion, to act for and on behalf of Owner, exercise all right and authority of Owner, and bind Owner under and with respect to the following provisions of the Contract Documents except as to authority expressly reserved to Architect in those provisions:

This Agreement:	General Conditions:

Article 10	§1.1.2
§12.1.8	§1.6.2.1 (as added by Supplementary Conditions)

§12.2.5	§2.3
§13.2	§2.4
§13.4	§3.4.2 (as amended by Supplementary Conditions)
Section 4 of this Exhibit “D”	§4.2.1
§4.2.8
§5.2 (as amended by Supplementary Conditions)
Article 7
§9.8.2
§11.5.1
§12.2.2.1
§12.2.2.4 (as added by Supplementary Conditions)
§12.3.1
§14.2
§14.3

6.3
Except as provided in Section 6.1 above, either Owner’s representative, Meyer or Martin, acting alone as Owner’s representative, shall have the right and authority, in his or her sole discretion, to act for and on behalf of Owner, exercise all right and authority of Owner, and bind Owner under and with respect to the following provisions of the Contract Documents, except as to authority expressly reserved to Architect in those provisions:

This Agreement:	General Conditions:

Article 11	§3.2 (as amended by Supplementary Conditions)
§12.1.7.2	§4.3 (as amended by Supplementary Conditions)
§12.1.9	§9.3.2
§9.10.2
Section 11 of this Exhibit “D”	§13.5.2

6.4
Except as provided in Section 6.1 above, both Owner’s representatives, Meyer and Martin, must act jointly, as Owner’s representatives, to act for and on behalf of Owner, exercise all right and authority of Owner, and bind Owner under and with respect to the following provisions of the Contract Documents, except as to authority expressly reserved to Architect in those provisions:

This Agreement:	General Conditions:

§13.1	§1.7 (as added by Supplementary Conditions)
§9.9.2
§14.4

6.5
Except as provided in Section 6.1 above, Martin, acting alone as Owner’s representative, shall have the sole and exclusive right and authority, in his sole discretion, to act for and on behalf of Owner, exercise all right and authority of Owner, and bind Owner under and with respect to provisions of the Contract Documents not listed in 6.2, 6.3 or 6.4 above, except as to authority expressly reserved to Architect in those not-listed provisions.

7.	Owner shall provide a copy to Meyer on behalf of Tenant of each notice that Owner receives from Contractor or Architect pursuant to the Contract Documents.

8.	No progress payment, final payment nor any remaining retained percentage shall become due to Contractor until Meyer approves such payment.

9.	Contractor waives any right to stop work pursuant to Nevada Revised Statutes 108.2403.

10.
Contractor acknowledges that the Project is located on land owned by Clark County, Nevada.  Contractor agrees on behalf of itself, its Subcontractors, suppliers and consultants and their employees that there is no legal right to file a lien upon Clark County-owned property and will not file a mechanic’s lien or otherwise assert any claim against Clark County’s real estate or leasehold interest on account of any work done, labor performed or materials furnished under the Contract Documents.  Contractor agrees to indemnify, defend and hold Clark County and Owner harmless from any liens filed upon Clark County’s property or leasehold interest and shall promptly take all necessary legal action to ensure the removal of any such lien at Contractor’s sole expense.

11.
If the Project or any portion of the Project becomes encumbered by a notice of lien recorded under Nevada Revised Statutes 108.2212 or 108.246, inclusive, for work, materials or equipment constituting a portion of the Work, Contractor, at Contractor's cost and expense with no increase in the Guaranteed Maximum Price shall (i) defend Owner and Tenant in any action brought upon that lien and (ii) upon written request from Owner, promptly cause the discharge and release of the lien unless at the time of recording of the notice of lien, (a) the same work, materials or equipment are the subject of an Application for Payment that has remained unpaid for a period of thirty days or more following receipt by Architect of the Application for Payment and all items and materials requested by Architect thereafter with respect thereto and (b) either Architect has failed to respond to the Application for Payment within ten days of such receipt or Owner has failed to pay any resulting Certificate of Payment from Architect within twenty days of Owner's receipt of such Certificate of Payment.  Any costs incurred in connection with the foregoing shall become a Cost of the Work per Exhibit “B” hereto, provided however, such costs shall not be considered “Cost of the Work” for purposes of computing Contractor’s Fee and, as provided above, shall not result in an increase in the Guaranteed Maximum Price.

12.
The Work shall be performed in three phases (each a “Phase”).  Phase 1 of the Work shall consist of the construction of the Tenant Improvements for the Building, exclusive of the control room work.  Phase 2 of the Work shall consist of the construction of the construction of improvements to be located on the Additional Land.  Phase 3 of the Work shall consist of the construction of the control room at the Building.

13.
Whenever required by the context of the Contract Documents, the singular shall include the plural; the plural shall include the singular; and the masculine, feminine and neuter genders shall include the others.

EXHIBIT “E-1”

LIST OF PHASE 1 DOCUMENTS

Job Name                                Beltway Business Park Warehouse No. 2, Bldg 5. - Nevada Power T.I. Job No:  1914

I.	Supplementary Conditions (Reference Article 15.1.3), which are appended to the end of the General Conditions of the Contract.

II.	Specifications (Reference Article 15.1.4)
Not Applicable

III.	Drawings (Reference Article 15.1.5)
See attached.

IV.	Addenda (Reference Article 15.1.6)
Not Applicable

V.	the Project Manual - Nevada Power South District Operations Center - Tenant Improvements, dated January 22, 2007

TENANT IMPROVEMENT DRAWINGS

Architectural drawings prepared by SH Architecture, located at 7373 Peak Drive, Suite 250, Las Vegas, NV 89128.
General Information
SHEET #	DESCRIPTION	REVISIONS	DATE
G0.00	COVER SHEET		1/22/07
G1.10	GENERAL INFORMATION		1/22/07
G2.10	1ST FLOOR CODE AND EXITING PLAN		1/22/07
G2.10A	1ST FLOOR CODE AND EXITING PLAN	A	7/09/07
G2.11	2ND FLOOR CODE AND EXITING PLAN		1/22/07
G2.11A	2ND FLOOR CODE AND EXITING PLAN	A	7/09/07
G3.10	FIRE RATED ASSEMBLIES		1/22/07
G3.11	FIRE STOP PENETRATIONS		1/22/07
G4.10	MASTER SITE PLAN		1/22/07
Architectural Drawings
SHEET #	DESCRIPTION	REVISIONS	DATE
A1.10	SITE PLAN/OVERALL FLOOR PLAN LEVEL 1		1/22/07
A1.11	OVERALL FLOOR PLAN LEVEL 2		1/22/07
A2.10	PARTIAL FLOOR PLAN-LEVEL 1-AREA 1	2	4/04/07
A2.11	PARTIAL FLOOR PLAN-LEVEL 1-AREA 2	2	4/04/07
A2.12	PARTIAL FLOOR PLAN-LEVEL 1-AREA 3	2	4/04/07
A2.13	PARTIAL FLOOR PLAN-LEVEL 1-AREA 4	2	4/04/07
A2.14	PARTIAL FLOOR PLAN-LEVEL 1-AREA 5		1/22/07
A2.15	PARTIAL FLOOR PLAN-LEVEL 1-AREA 6		1/22/07
A2.16	PARTIAL FLOOR PLAN-LEVEL 1-AREA 7		1/22/07
A2.20	PARTIAL FLOOR PLAN-LEVEL 2-AREA 1		1/22/07
A2.21	PARTIAL FLOOR PLAN-LEVEL 2-AREA 2		1/22/07
A2.22	PARTIAL FLOOR PLAN-LEVEL 2-AREA 3		1/22/07
A2.23	PARTIAL FLOOR PLAN-LEVEL 2-AREA 4		1/22/07
A2.30	ENLARGED REST ROOM PLANS & INTERIOR ELEV.		1/22/07
A2.31	ENLARGED REST ROOM PLANS & INTERIOR ELEV.		1/22/07
A2.32	ENLARGED REST ROOM PLANS & INTERIOR ELEV.		1/22/07
A2.33	ENLARGED REST ROOM PLANS & INTERIOR ELEV.		1/22/07
A2.34	ENLARGED REST ROOM PLANS & INTERIOR ELEV.		1/22/07
A2.35	ENLARGED REST ROOM PLANS & INTERIOR ELEV.		1/22/07
A2.36	ENLARGED REST ROOM PLANS & INTERIOR ELEV.		1/22/07
A2.40	PARTITION TYPES		1/22/07
A3.10	REFLECTED CEILING PLAN LEVEL 1-AREA 1		1/22/07
A3.11	REFLECTED CEILING PLAN LEVEL 1-AREA 2		1/22/07
A3.12	REFLECTED CEILING PLAN LEVEL 1-AREA 3		1/22/07
A3.13	REFLECTED CEILING PLAN LEVEL 1-AREA 4		1/22/07
A3.14	REFLECTED CEILING PLAN LEVEL 1-AREA 5		1/22/07
A3.15	REFLECTED CEILING PLAN LEVEL 1-AREA 6		1/22/07
A3.16	REFLECTED CEILING PLAN LEVEL 1-AREA 7		1/22/07
A3.20	REFLECTED CEILING PLAN LEVEL 1-AREA 1		1/22/07
A3.21	REFLECTED CEILING PLAN LEVEL 2-AREA 2		1/22/07
A3.22	REFLECTED CEILING PLAN LEVEL 2-AREA 3		1/22/07
A3.23	REFLECTED CEILING PLAN LEVEL 2-AREA 4		1/22/07
A3.30	CEILING DETAILS		1/22/07
A4.10	ROOF PLAN		1/22/07
A5.10	EXTERIOR ELEVATIONS		1/22/07
A5.11	EXTERIOR ELEVATIONS		1/22/07
A6.10	BUILDING SECTIONS		1/22/07
A7.10	WALL SECTIONS		1/22/07
A7.11	WALL SECTIONS		1/22/07
A7.12	WALL SECTIONS		1/22/07
A8.10	STAIR PLANS AND SECTIONS		1/22/07
A8.11	STAIR PLANS AND SECTIONS		1/22/07
A8.20	ELEVATOR PLANS AND SECTIONS		1/22/07
A8.30	STAIR DETAILS		1/22/07
A9.10	INTERIOR ELEVATIONS		1/22/07
A9.11	INTERIOR ELEVATIONS		1/22/07
A9.12	INTERIOR ELEVATIONS		1/22/07
A10.10	FINISH PLAN LEVEL 1-AREA 1		1/22/07
A10.11	FINISH PLAN LEVEL 1-AREA 2		1/22/07
A10.12	FINISH PLAN LEVEL 1-AREA 3		1/22/07
A10.13	FINISH PLAN LEVEL 1-AREA 4		1/22/07
A10.14	FINISH PLAN LEVEL 1-AREA 5		1/22/07
A10.15	FINISH PLAN LEVEL 1-AREA 6		1/22/07
A10.16	FINISH PLAN LEVEL 1-AREA 7		1/22/07
A10.20	FINISH PLAN LEVEL 2-AREA 1		1/22/07
A10.21	FINISH PLAN LEVEL 2-AREA 2		1/22/07
A10.22	FINISH PLAN LEVEL 2-AREA 3		1/22/07
A10.23	FINISH PLAN LEVEL 2-AREA 4		1/22/07
A11.10	DOOR SCHEDULE AND TYPES		1/22/07
A11.20	DOOR DETAILS		1/22/07
A11.30	WINDOW TYPES		1/22/07
A12.10	CASEWORK		1/22/07

Structural drawings prepared by Mendenhall Smith Structural Engineers located at 3571 Red Rock Street, Suite A, Las Vegas, NV 89103.
	Structural Drawings
SHEET #	DESCRIPTION	REVISIONS	DATE
S1.01	GENERAL STRUCTURAL NOTES & INFORMATION	1	3/30/07
S1.02	SCHEDULES	1	3/30/07
S1.03	TYPICAL DETAILS	1	3/30/07
S1.04	TYPICAL DETAILS	1	3/30/07
S2.01	PARTIAL FOUNDATION PLAN	1	3/30/07
S2.02	PARTIAL FOUNDATION PLAN	1	3/30/07
S2.03	PARTIAL FOUNDATION PLAN	1	3/30/07
S2.04	PARTIAL FOUNDATION PLAN	1	3/30/07
S2.05	PARTIAL FOUNDATION PLAN	1	3/30/07
S2.06	PARTIAL FOUNDATION PLAN	1	3/30/07
S2.07	PARTIAL FOUNDATION PLAN	1	3/30/07
S3.01	PARTIAL FLOOR FRAMING PLAN	1	3/30/07
S3.02	PARTIAL FLOOR FRAMING PLAN	1	3/30/07
S3.03	PARTIAL FLOOR FRAMING PLAN	1	3/30/07
S3.04	PARTIAL FLOOR FRAMING PLAN	1	3/30/07
S3.05	PARTIAL FLOOR FRAMING PLAN	1	3/30/07
S3.06	PARTIAL FLOOR FRAMING PLAN	1	3/30/07
S3.07	PARTIAL FLOOR FRAMING PLAN	1	3/30/07
S4.01	PARTIAL INTERIOR ROOF FRAMING PLAN	1	3/30/07
S4.02	PARTIAL INTERIOR ROOF FRAMING PLAN	1	3/30/07
S4.03	PARTIAL INTERIOR ROOF FRAMING PLAN	1	3/30/07
S4.04	PARTIAL INTERIOR ROOF FRAMING PLAN	1	3/30/07
S5.01	FOUNDATION DETAILS	1	3/30/07
S6.01	FLOOR FRAMING DETAILS	1	3/30/07
S6.02	FLOOR FRAMING DETAILS	1	3/30/07

Mechanical drawings prepared by MSA Engineering Consultants located at 7115 Amigo Street, Suite 110, Las Vegas, NV 89119.
	Mechanical Drawings
SHEET #	DESCRIPTION	REVISIONS	DATE
M0.00	SYMBOL LIST, SPECIFICATIOS & DWG LIST	2	4/04/07
M0.01	MECHANICAL SCHEDULES	2	4/04/07
M0.02	MECHANICAL SCHEDULES	2	4/04/07
M0.05	MECHANICAL DETAILS	2	4/04/07
M0.06	MECHANICAL DETAILS	2	4/04/07
M0.07	MECHANICAL DETAILS	2	4/04/07
M0.08	MECHANICAL DETAILS	2	4/04/07
M0.10	CONTROL DIAGRAMS	2	4/04/07
M0.11	CONTROL DIAGRAMS	2	4/04/07
M0.15	IECC COMPLIANCE CERTIFICATE	2	4/04/07
M1.00	OVERALL MECHANICAL DEMOLITION PLAN	2	4/04/07
M2.10	PARTIAL MECHANICAL PLAN LEVEL 1 – AREA 1	2	4/04/07
M2.11	PARTIAL MECHANICAL PLAN LEVEL 1 – AREA 2	2	4/04/07
M2.12	PARTIAL MECHANICAL PLAN LEVEL 1 – AREA 3	2	4/04/07
M2.13	PARTIAL MECHANICAL PLAN LEVEL 1 – AREA 4	2	4/04/07
M2.14	PARTIAL MECHANICAL PLAN LEVEL 1 – AREA 5	2	4/04/07
M2.15	PARTIAL MECHANICAL PLAN LEVEL 1 – AREA 6	2	4/04/07
M2.16	PARTIAL MECHANICAL PLAN LEVEL 1 – AREA 7	2	4/04/07
M2.20	PARTIAL MECHANICAL PLAN LEVEL 2 – AREA 1	2	4/04/07
M2.21	PARTIAL MECHANICAL PLAN LEVEL 2 – AREA 2	2	4/04/07
M2.22	PARTIAL MECHANICAL PLAN LEVEL 2 – AREA 3	2	4/04/07
M2.23	PARTIAL MECHANICAL PLAN LEVEL 2 – AREA 4	2	4/04/07
M3.10	PARTIAL MECHANICAL PIPING LEVEL 1 – AREA 1	2	4/04/07
M3.11	PARTIAL MECHANICAL PIPING LEVEL 1 – AREA 2	2	4/04/07
M3.12	PARTIAL MECHANICAL PIPING LEVEL 1 – AREA 3	2	4/04/07
M3.13	PARTIAL MECHANICAL PIPING LEVEL 1 – AREA 4	2	4/04/07
M3.20	PARTIAL MECHANICAL PIPING LEVEL 2 – AREA 1	2	4/04/07
M3.21	PARTIAL MECHANICAL PIPING LEVEL 2 – AREA 2	2	4/04/07
M3.22	PARTIAL MECHANICAL PIPING LEVEL 2 – AREA 3	2	4/04/07
M3.23	PARTIAL MECHANICAL PIPING LEVEL 2 – AREA 4	2	4/04/07
M4.00	COOLING TOWER MECHANICAL PLAN	2	4/04/07

Plumbing drawings prepared by MSA Engineering Consultants located at 7115 Amigo Street, Suite 110, Las Vegas, NV 89119.
	Plumbing Drawings
SHEET #	DESCRIPTION	REVISIONS	DATE
P0.00	SYMBOL LIST, SPECIFICATIONS, & DWG INDEX	2	4/04/07
P0.01	PLUMBING SCHEDULES	2	4/04/07
P0.05	PLUMBING DETAILS	2	4/04/07
P0.06	PLUMBING DETAILS	2	4/04/07
P0.07	PLUMBING DETAILS	2	4/04/07
P0.10	GAS ISOMETRIC	2	4/04/07
P0.11	GAS ISOMETRIC	2	4/04/07
P1.00	OVERALL PLUMBING DEMOLITION PLAN	2	4/04/07
P2.10	PARTIAL PLUMBING PLAN LEVEL 1 – AREA 1	2	4/04/07
P2.11	PARTIAL PLUMBING PLAN LEVEL 1 – AREA 2	2	4/04/07
P2.12	PARTIAL PLUMBING PLAN LEVEL 1 – AREA 3	2	4/04/07
P2.13	PARTIAL PLUMBING PLAN LEVEL 1 – AREA 4	2	4/04/07
P2.14	PARTIAL PLUMBING PLAN LEVEL 1 – AREA 5	2	4/04/07
P2.15	PARTIAL PLUMBING PLAN LEVEL 1 – AREA 6	2	4/04/07
P2.16	PARTIAL PLUMBING PLAN LEVEL 1 – AREA 7	2	4/04/07
P2.17	PARTIAL PLUMBING PLAN LEVEL 1 – AREA 8	2	4/04/07
P2.20	PARTIAL PLUMBING PLAN LEVEL 2– AREA 1	2	4/04/07
P2.21	PARTIAL PLUMBING PLAN LEVEL 2– AREA 2	2	4/04/07
P2.22	PARTIAL PLUMBING PLAN LEVEL 2– AREA 3	2	4/04/07
P2.23	PARTIAL PLUMBING PLAN LEVEL 2– AREA 4	2	4/04/07
P5.00	ENLARGED PLUMBING PLANS	2	4/04/07
P5.01	ENLARGED PLUMBING PLANS	2	4/04/07
P5.02	ENLARGED PLUMBING PLANS	2	4/04/07
P5.03	ENLARGED PLUMBING PLANS	2	4/04/07
P5.04	ENLARGED PLUMBING PLANS	2	4/04/07
P5.05	ENLARGED PLUMBING PLANS	2	4/04/07
PFS4.0	FOOD SERVICE PLUMBING PLANS	2	4/04/07

Electrical Plans prepared by MSA Engineering Consultants located at 7115 Amigo Street, Suite 110, Las Vegas, NV 89119.
	Electrical Drawings
SHEET #	DESCRIPTION	REVISIONS	DATE
E0.00	SYMBOL LIST, SPECIFICATIONS & DWG INDEX	3	4/20/07
E0.01	SINGLE LINE DIAGRAM, NOTES & SCHEDULES	3	4/20/07
E0.02	SINGLE LINE DIAGRAM	3	4/20/07
E0.03	SINGLE LINE DIAGRAM	3	4/20/07
E0.04	SINGLE LINE DIAGRAM	3	4/20/07
E0.05	SINGLE LINE DIAGRAM	3	4/20/07
E0.06	PANEL SCHEDULES	3	4/20/07
E0.07	PANEL SCHEDULES	3	4/20/07
E0.08	PANEL SCHEDULES		1/22/07
E0.09	PANEL SCHEDULES	3	4/20/07
E0.10	PANEL SCHEDULES	3	4/20/07
E0.11	PANEL SCHEDULES	3	4/20/07
E0.20	ENLARGED ELECTRIC ROOM PLANS LEVEL 1	3	4/20/07
E0.21	ENLARGED ELECTRIC ROOM PLANS LEVEL 1		1/22/07
E0.22	ENLARGED ELECTRIC ROOM PLANS LEVEL 2		1/22/07
E0.30	LIGHTING FIXTURE SCHEDULE		1/22/07
E0.31	ELECTRICAL DETAILS	3	4/20/07
E0.32	LIGHTING COMPLIANCE CERTIFICATE		1/22/07
E1.10	SITE ELECTRICAL PLAN	2	4/04/07
E2.10	PARTIAL POWER & SIGNAL PLAN LEVEL 1 – AREA 1		1/22/07
E2.11	PARTIAL POWER & SIGNAL PLAN LEVEL 1 – AREA 2		1/22/07
E2.12	PARTIAL POWER & SIGNAL PLAN LEVEL 1 – AREA 3	3	4/20/07
E2.13	PARTIAL POWER & SIGNAL PLAN LEVEL 1 – AREA 4		1/22/07
E2.14	PARTIAL POWER & SIGNAL PLAN LEVEL 1 – AREA 5	3	4/20/07
E2.15	PARTIAL POWER & SIGNAL PLAN LEVEL 1 – AREA 6		1/22/07
E2.16	PARTIAL POWER & SIGNAL PLAN LEVEL 1 – AREA 7		1/22/07
E2.20	PARTIAL POWER & SIGNAL PLAN LEVEL 2 – AREA 1		1/22/07
E2.21	PARTIAL POWER & SIGNAL PLAN LEVEL 2 – AREA 2		1/22/07
E2.22	PARTIAL POWER & SIGNAL PLAN LEVEL 2 – AREA 3		1/22/07
E2.23	PARTIAL POWER & SIGNAL PLAN LEVEL 2 – AREA 4		1/22/07
E3.10	PARTIAL LIGHTING PLAN LEVEL 1 – AREA 1		1/22/07
E3.11	PARTIAL LIGHTING PLAN LEVEL 1 – AREA 2		1/22/07
E3.12	PARTIAL LIGHTING PLAN LEVEL 1 – AREA 3		1/22/07
E3.13	PARTIAL LIGHTING PLAN LEVEL 1 – AREA 4		1/22/07
E3.14	PARTIAL LIGHTING PLAN LEVEL 1 – AREA 5		1/22/07
E3.15	PARTIAL LIGHTING PLAN LEVEL 1 – AREA 6		1/22/07
E3.16	PARTIAL LIGHTING PLAN LEVEL 1 – AREA 7		1/22/07
E3.20	PARTIAL LIGHTING PLAN LEVEL 2 – AREA 1		1/22/07
E3.21	PARTIAL LIGHTING PLAN LEVEL 2 – AREA 2		1/22/07
E3.22	PARTIAL LIGHTING PLAN LEVEL 2 – AREA 3		1/22/07
E3.23	PARTIAL LIGHTING PLAN LEVEL 2 – AREA 4		1/22/07
EFS4.0	FOOD SERVICE ELECTRICAL PLANS		1/22/07

Food Service Plans prepared by The Design Market Inc., located at 3110 South Valley View Blvd., Suite 201, Las Vegas, NV 89102.
Food Service Drawings
SHEET #	DESCRIPTION	REVISIONS	DATE
FS1.0	FOOD SERVICE EQUIPMENT FLOOR PLAN		11/14/06
FS2.0	FOOD SERVICE SCHEDULE PLAN		11/14/06
FS3.0	FOOD SERVICE ELECTRICAL FLOOR PLAN		11/14/06
FS4.0	FOOD SERVICE PLUMBING FLOOR PLAN		11/14/06
FS5.0	FOOD SERVICE MECH./REFRIGERATION PLAN		11/14/06
FS5.1	FOOD SERVICE MECHANICAL HOOD PLAN		11/14/06
FS6.0	FOOD SERVICE BUILDING FLOOR PLAN		11/14/06
FS7.1	FOOD SERVICE ELEVATIONS		11/14/06
FS7.2	FOOD SERVICE ELEVATIONS		11/14/06

EXHIBIT “E-2”

LIST OF PHASE 2 DOCUMENTS

Job Name                                Beltway Business Park Warehouse No. 2, Bldg 5. - Nevada Power South District Operations Center - Site Improvements Job No:  1914

I.           Supplementary Conditions  (Reference Article 15.1.3), which are appended to the end of the General Conditions of the Contract.

II.           Specifications  (Reference Article 15.1.4)
Not Applicable

III.           Drawings  (Reference Article 15.1.5)
See attached
IV.           Addenda  (Reference Article 15.1.6)
Not Applicable

V.           Project Manual - Nevada Power South District Operations Center - Site Improvements, dated May 25, 2007

General Drawings prepared by SH Architecture, located at 7373 Peak Drive, Suite 250, Las Vegas, NV 89128
GENERAL DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
G0.00                                COVER SHEET                                                                                                                                                     5/25/07
G1.10                                GENERAL INFORMATION                                                                                                                                 5/25/07
G3.10                                FIRE RATED ASSEMBLIES                                                                                                                                 5/25/07
G4.10                                MASTER SITE PLAN                                                                                                                                           5/25/07

Civil drawings prepared by Lochsa Engineering, located at 6345 S. Jones Blvd. Suite 100
Las Vegas, NV
CIVIL DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
C1.01                                COVER SHEET                                                                                                                                               5/24/07
C1.02                                GENERAL NOTES AND QUANTITIES                                                                                                        5/24/07
C2.00                                MASTER UTILITY AND FIRE ACCESS PLAN5/24/07
C2.01                                UTILITY PLAN SHEET 1 OF 3                                                                                                                     5/24/07
C2.02                                UTILITY PLAN SHEET 2 OF 3                                                                                                                     5/24/07
C2.03                                UTILITY PLAN SHEET 3 OF 3                                                                                                                     5/24/07
C3.00                                OVERALL SITE AND GRADING PLAN AND5/24/07
KEY MAP
C3.01                                GRADING PLAN SHEET 1 OF 7                                                                                                                  5/24/07
C3.02                                GRADING PLAN SHEET 2 OF 7                                                                                                                  5/24/07
C3.03                                GRADING PLAN SHEET 3 OF 7                                                                                                                  5/24/07
C3.04                                GRADING PLAN SHEET 4 OF 7                                                                                                                  5/24/07
C3.05                                GRADING PLAN SHEET 5 OF 7                                                                                                                  5/24/07
C3.06                                GRADING PLAN SHEET 6 OF 7                                                                                                                  5/24/07
C3.07                                GRADING PLAN SHEET 7 OF 7                                                                                                                  5/24/07
C4.01                                HORIZONTAL CONTROL PLAN SHEET 1 OF 85/24/07
C4.02                                HORIZONTAL CONTROL PLAN SHEET 2 OF 85/24/07
C4.03                                HORIZONTAL CONTROL PLAN SHEET 3 OF 85/24/07
C4.04                                HORIZONTAL CONTROL PLAN SHEET 4 OF 85/24/07
C4.05                                HORIZONTAL CONTROL PLAN SHEET 5 OF 85/24/07
C4.06                                HORIZONTAL CONTROL PLAN SHEET 6 OF 85/24/07
C4.07                                HORIZONTAL CONTROL PLAN SHEET 7 OF 85/24/07
C4.08                                HORIZONTAL CONTROL PLAN SHEET 8 OF 85/24/07
C5.01                                PLAN AND PROFILE WARM SPRINGS ROAD5/24/07
C5.02                                PLAN AND PROFILE WARM SPRINGS ROAD5/24/07
C5.03                                PLAN AND PROFILE WARM SPRINGS ROAD5/24/07
C5.04                                PLAN AND PROFILE WARM SPRINGS ROAD5/24/07
C5.05                                PLAN AND PROFILE WARM SPRINGS ROAD5/24/07
C5.06                                PLAN AND PROFILE LINDELL ROAD                                                                                                    5/24/07
C5.07                                PLAN AND PROFILE LINDELL ROAD                                                                                                    5/24/07
C5.08                                PLAN AND PROFILE WESTWIND ROAD                                                                                               5/24/07
CIVIL DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
C5.09                                PLAN AND PROFILE STORM DRAIN LATERALS5/24/07
C6.01                                TRAFFIC CONTROL PLAN SHEET 1 OF 3                                                                                                        5/24/07
C6.02                                TRAFFIC CONTROL PLAN SHEET 2 OF 3                                                                                                        5/24/07
C6.03                                TRAFFIC CONTROL PLAN SHEET 3 OF 3                                                                                                        5/24/07
C7.01                                DETAILS SHEET 1 OF 4                                                                                                                                       5/24/07
C7.02                                DETAILS SHEET 2 OF 4                                                                                                                                       5/24/07
C7.03                                DETAILS SHEET 3 OF 4                                                                                                                                       5/24/07
C7.04                                DETAILS SHEET 4 OF 4                                                                                                                                       5/24/07
C8.01                                STRUCTURAL GENERAL NOTES                                                                                                                      5/24/07
C8.02                                STRUCTURAL TYPICAL DETAILS AND                                                                                                           5/24/07
SECTIONS

Landscape drawings prepared by Nuvis, located at 3151 Airway Ave., Suite J-3, Costa Mesa, CA
LANDSCAPE DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
L1                      COVER SHEET                                                                                                                                                                     2/9/07
L2                      IRRIGATION PLAN – SHEET A                                                                                                                                          2/9/07
L3                      IRRIGATION PLAN – SHEET B                                                                                                                                          2/9/07
L4                      IRRIGATION PLAN –SHEET C                                                                                                                                           2/9/07
L5                      IRRIGATION LEGEND AND NOTES                                                                                                                                 2/9/07
L6                      IRRIGATION DETAILS                                                                                                                                                        2/9/07
L7                      TREE PLANTING PLAN –SHEET A                                                                                                                                   2/9/07
L8                      TREE PLANTING PLAN –SHEET B                                                                                                                                   2/9/07
L9                      TREE PLANTING PLAN –SHEET C                                                                                                                                   2/9/07
L10                      SHRUB PLANTING PLAN –SHEET A                                                                                                                             2/9/07
L11                      SHRUB PLANTING PLAN –SHEET B                                                                                                                             2/9/07
L12                      TREE PLANTING PLAN –SHEET C                                                                                                                                2/9/07
L13                      PLANTING LEGEND, NOTES AND ETAILS                                                                                                                  2/9/07
L14                      GENERAL SPECIFICATIONS                                                                                                                                          2/9/07
L15                      IRRIGATION SPECIFICATIONS                                                                                                                                     2/9/07
L16                      IRRIGATION SPECIFICATIONS                                                                                                                                     2/9/07
L17                      PLANTING SPECIFICATIONS                                                                                                                                        2/9/07
L18                      MAINTENANCE SPECIFICATIONS                                                                                                                               2/9/07

Architectural drawings by SH Architecture, located at 7373 Peak Drive, Suite 250, Las Vegas, NV 89128
ARCHITECTURAL DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
A1.10                                SITE PLAN – LOT A                                                                                                                                   5/25/07
A1.11                                SITE PLAN – LOT B                                                                                                                             5/25/07
A1.20                                CMU FENCING PLAN AND ELEVATIONS                                                                                                  5/25/07
A1.21                                ENLARGED FENCE PLANS                                                                                                                           5/25/07
A1.22                                SITE DETAILS AND ENLARGED CMU                                                                                                         5/25/07
ENCLOSURE PLAN

ARCHITECTURAL DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
A1.30A                      CANOPY PLAN                                                                                                                                                          5/25/07
A1.30B                      CANOPY PLANS                                                                                                                                                        5/25/07
A1.31                                CANOPY ELEVATIONS AND SECTIONS5/25/07
A1.40                                GUARD HOUSE PLANS                                                                                                                                     5/25/07
A1.41                                GUARD HOUSE SECTIONS AND ELEVATIONS5/25/07
A1.42	GUARD HOUSE INTERIOR ELEVATIONS, DOOR	5/25/07
AND WINDOW SCHEDULE
A1.50                                ICE HOUSE PLANS AND ELEVATIONS5/25/07
A1.60                                METER TRANSFER BUILDING PLAN, ELEVATIONS5/25/07
 AND SECTION
A2.10                                FLEET FLOOR PLAN                                                                                                                                           5/25/07
A2.11                                FLEET ENLARGED FLOOR PLANS AND INTERIOR5/25/07
 ELEVATIONS
A2.12                                FLEET REFLECTED CEILING PLAN                                                                                                                  5/25/07
A2.13                                FLEET ROOF PLAN                                                                                                                                             5/25/07
A2.14                                FLEET EXTERIOR ELEVATIONS                                                                                                                       5/25/07
A2.15                                FLEET BUILDING SECTIONS                                                                                                                            5/25/07
A2.16                                FLEET WALL SECTIONS                                                                                                                                    5/25/07
A2.17                                FLEET DOOR AND WINDOW SCHEDULE                                                                                                       5/25/07
A3.10                                DETAILS                                                                                                                                                               5/25/07
A3.11                                DETAILS                                                                                                                                                               5/25/07

Structural drawings by Mendenhall Smith Structural Engineers, located at 3571 Red Rock Street, Suite A, Las Vegas, NV
STRUCTURAL DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
S1.01                                GSN AND INFORMATION                                                                                                                                 6/1/07
S1.02                                SCHEDULES                                                                                                                                                         6/1/07
S1.03                                TYPICAL DETAILS                                                                                                                                              6/1/07
S1.04                                TYPICAL DETAILS                                                                                                                                              6/1/07
S2.10                                FOUNDATION PLAN –FLEET BUILDING                                                                                                        6/1/07
S3.10                                ROOF FRAMING PLAN – FLEET BUILDING6/1/07
SC2.10                                FOUNDATION PLAN – SMALL CANOPY                                                                                                    6/1/07
SC2.20                                FOUNDATION PLAN – LARGE CANOPY                                                                                                     6/1/07
SC3.10                                ROOF FRAMING PLAN – SMALL CANOPY                                                                                                                                                                                                       6/1/07
SC3.20                                ROOF FRAMING PLAN – LARGE CANOPY                                                                                                6/1/07
SG2.10	FOUNDATION AND ROOF FRAMING PLAN –	6/1/07
ICE HOUSE, GUARD HOUSE
S5.01                                FOUNDATION DETAILS                                                                                                                                   6/1/07
S6.01                                FRAMING DETAILS                                                                                                                                           6/1/07

Mechanical drawings by MSA Engineering Consultants, located at 7115 Amigo Street, Suite 110,
Las Vegas, NV
MECHANICAL DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
M0.00                                SYMBOL LIST, SPECIFICATIONS AND DRAWING                                                                                     5/25/07
INDEX
M0.01                                MECHANICAL SCHEDULES                                                                                                                            5/25/07
M0.05                                MECHANICAL DETAILS                                                                                                                                  5/25/07
M0.10                                IECC COMPLIANCE CERTIFICATE                                                                                                                5/25/07
M1.10                                MECHANICAL SITE PLAN                                                                                                                               5/25/07
M2.10                                FLEET BUILDING MECHANICAL PLAN5/25/07
M2.40                                MECHANICAL GUARD SHACK PLAN                                                                                                           5/25/07

Plumbing drawings by MSA Engineering Consultants, located at 7115 Amigo Street, Suite 110,
Las Vegas, NV
PLUMBING DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
P0.00                                SYMBOL LIST, SPECIFICATIONS AND DRAWING                                                                                        5/25/07
INDEX
P0.01                                PLUMBING SCHEDULES                                                                                                                                    5/25/07
P0.05                                PLUMBING DETIALS                                                                                                                                          5/25/07
P0.06                                PLUMBING DETAILS                                                                                                                                          5/25/07
P1.10                                PLUMBING SITE PLAN                                                                                                                                      5/25/07
P1.40                                PLUMBING GUARD SHACK AND TYPICAL ICE                                                                                                                                                                                                                  5/25/07
HOUSE PLAN
P2.10                                PLUMBING PLAN                                                                                                                                               5/25/07
P4.10                                PLUMBING ROOF PLAN                                                                                                                                   5/25/07
P5.00                                ENLARGED PLUMBING PLAN                                                                                                                         5/25/07

Electrical drawings by MSA Engineering Consultants, located at 7115 Amigo Street, Suite 110,
Las Vegas, NV
ELECTRICAL DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
E0.00                                SYMBOL LIST, SPECIFICATIONS AND DRAWING                                                                                      5/25/07
INDEX
E0.01                                SINGLE LINE DIAGRAM, NOTES AND FEEDER                                                                                                                                                                                                         5/25/07
SCHEDULE
E0.02                                PANEL SCHEDULE                                                                                                                                            5/25/07
E0.03                                LIGHTING FIXTURES SCHEDULE AND                                                                                                         5/25/07
COMPLIANCE CERTIFICATION
E0.04                                SINGLE LINE DIAGRAMS AND PANELS                                                                                                       5/25/07
SCHEDULES
E1.10                                SITE ELECTRIC PLAN                                                                                                                                       5/25/07
E1.30A                      MOBILE SUBSTATION CANOPY ELECTRICITY                                                                                                  5/25/07
PLAN
ELECTRICAL DRAWINGS
SHEET #	DESCRIPTION	▲	DATE
E1.30B                      CANOPY ELECTRICAL PLAN                                                                                                                                   5/25/07
E1.40	ELECTRICAL PLAN 0GUARD SHACK AND	5/25/07
TYPICAL ICE HOUSE PLAN
E2.10                                POWER PLAN                                                                                                                                                     5/25/07
E3.10                                LIGHTING PLAN                                                                                                                                                5/25/07
E4.10                                ROOF ELECTRICAL PLAN                                                                                                                               5/25/07
LV2.10                      SIGNAL PLAN                                                                                                                                                           5/25/07

EXHIBIT “E-3”

LIST OF PHASE 3 DOCUMENTS

Job Name                                Job No:

I.           Supplementary Conditions  (Reference Article 15.1.3), which are appended to the end of the General Conditions of the Contract.

II.           Specifications  (Reference Article 15.1.4)
Not Applicable

III.           Drawings  (Reference Article 15.1.5)

By:

Sheet                                Title                                                                     Rev. Number                                 Date

ARCHITECTURAL

STRUCTURAL

By

Sheet                                Title                                                                     Rev. Number                                 Date

LANDSCAPING

IV.           Addenda  (Reference Article 15.1.6)
Not Applicable

V.             Project Manual - Nevada Power System Control Room dated October 30, 2006.

         TI Nevada Power – BBP Bldg. 5

        Page  of 5 Job #1914

                  DMWEST #6508805 v12

EXHIBIT “F”

COST BREAKDOWN

Division Summary

SPEC.	DESCRIPTION	TOTAL
Division 01	General Requirements
01 2100	Allowances - specifications
Metal Storage Shelving (purchase and delivery)
Manuf. Metal Casework (purchase and delivery)
Bridge Cranes (purchase and delivery)
Finish Hardware (purchase and delivery)
Column Cladding
01 5000	Temporary Facilities and Controls in GC's
01 5713	Temporary Erosion and Sediment Controls in GC's
01 5721	Indoor Air Quality Controls
01 7419	Construction Waste Management and Disposal
01 7800	Closeout Submittals
01 7900	Demonstration and Training
01 9114	General Commissioning Requirements
	SUB	596,636
Division 03	Concrete
03 2000	Concrete Reinforcing
03 3000	Cast-in-Place Concrete
Ashford Concrete Floor Sealer
Concrete Demolition
	SUB	2,334,660
Division 04	Masonry
04 0511	Masonry Mortaring and Grouting
	SUB	3,161,971
Division 05	Metals
05 1200	Structural Steel Framing, Joists and Decking
05 5134	Aluminum Ladders
	SUB	3,290,059
Division 06	Wood, Plastics, and Composites
06 1054	Wood Blocking and Curbing
06 4100	Architectural Wood Casework
06 8205	Fiberglass Reinforced Plastic Panels
	SUB	208,786
Division 07	Thermal and Moisture Protection
07 1300	Sheet Waterproofing
07 2100	Thermal Insulation
07 5300	Elastomeric Membrane Roofing
07 6200	Sheet Metal Flashing and Trim
07 7234	Roof Hatches and Smoke Vents
07 8400	Firestopping
07 9005	Joint Sealers
	SUB	591,945

Division 08	Openings
08 1113	Hollow Metal Doors and Frames,Wood Doors
08 3100	Access Doors and Panels
Cascade Coil Security Screen
08 6200	Unit Skylights
08 7100	Door Hardware in Div. 01
08 8000	Glazing
08 8010	Fire Rated Glazing incld.
08 8300	Mirrors in Toilet Access.
08 8420	Cellular Plastic Glazing incld.
	SUB	533,995
Division 09	Finishes
09 2116	Gypsum Board Assemblies
09 5100	Acoustical Ceilings
09 6500	Resilient Flooring,Carpet, Ceramic and Tile
09 9000	Painting and Coating
	SUB	4,212,093
Division 10	Specialties
10 1101	Visual Display Boards
10 1200	Display Cases incld.
10 1424	Interior Signage incld.
10 1425	Exterior Signage
10 2113.19	Plastic Toilet Compartments
10 2800	Toilet, Bath, and Laundry Accessories
10 4400	Fire Protection Specialties (fire extinguishers & cabinets)
10 5100	Lockers
10 5613	Metal Storage Shelving in div. 01
10 7500	Flagpoles
	SUB	306,052
Division 11	Equipment
11 400	Food Service
11 1100	Vehicle Service Equipment, Lifts & Bridge Crane
11 3100	Residential Appliances
11 5213	Projection Screens
	SUB	1,096,603
Division 12	Furnishings
12 3600	Countertops
12 4813	Entrance Floor Mats and Frames
	SUB	100,137
Division 14	Conveying Equipment
14 1200	Electric Dumbwaiters
14 2010	Passenger Elevator
14 2705	Custom Elevator Cabs and Hoistway Doors
	SUB	342,641
Division 21	Fire Suppression
21 1300	Fire Suppression Sprinkler System
	SUB	1,734,307
Division 22	Plumbing
	SUB	1,470,150
Division 23	Heating, Ventilating, and Air Conditioning (HVAC)
23 0593	Testing, Adjusting and Balancing incld.
23 0900	HVAC Instrumentation and Controls incld.
HVAC Duct Cleaning
	SUB	6,703,884
Division 26	Electrical
26 0519	Low-Voltage Electrical Power Conductors and Cables incld.
26 0536	Cable Trays for Electrical Systems incld.
26 0539	Underfloor Raceways for Electrical Systems incld.
26 0923	Lighting Control Devices incld.
26 0933	Central Dimming Controls incld.
26 2813	Fuses incld.
26 3213	Engine Generators incld.
Photovotaic
	SUB	14,226,622
Division 27	Communications
NO SPECIFICATION AVAILABLE EXCLUDED
Division 28	Electronic Safety and Security
NO SPECIFICATION AVAILABLE EXCLUDED
	Fire Alarm Systems	-
	SUB	343,035
Division 31	Earthwork
31 2200	Grading
31 3116	Termite Control
	SUB	188,669
Division 32	Exterior Improvements
32 1216	Asphalt Paving
32 1313	Concrete Paving
32 1723.13	Painted Pavement Markings
32 3113	Chain Link Fences and Gates
Landscaping & Irrigation
Off site roadway concrete
Plug
Off site water
Off site traffic
Off site drainage
Off site street lights
	SUB	3,975,330
Division 33	Utilities
33 1116	Site Water Utility Distribution Piping
33 3111	Site Sanitary Utility Sewerage Piping
33 5111	Site Natural Gas Distribution	-
	SUB	279,329
	General Conditions	1,098,557
	SUB TOTAL	46,795,460
	Contractors Fee @ 5%	2,339,773
	SUB TOTAL	49,135,233
	Liab. Insurance @ .0092%	452,044
	TOTAL	49,587,277
	Contingency @ 3%	1,487,618
	Bond @ 2%	1,021,479
	GRAND TOTAL	52,096,374

Excludes:
Fees and permits.
All work in Systems Control Center (Phase 3 of the Work)

EXHIBIT “G”

PROJECT GENERAL CONDITIONS

Project General Conditions refer to costs paid or expenses incurred by Contractor in behalf of the project including, but not necessarily limited to, the following:

CONTRACTOR’S PERSONNEL AND JOB LABOR

Preconstruction Administration
Miscellaneous Preconstruction Expenses
Project Managers, Construction Managers, Project Executives, Executive Assistants,
expeditors, estimators, accounting and administrative personnel (for Project Time only)
General Superintendents
On-Site Assistant Project Manager
On-Site Project Engineer
On-Site Project Superintendent
On-Site Assistant Project Superintendent
On-Site Administrative Assistant
Miscellaneous On-Site Job Labor
On-Site Clean-Up Labor
On-Site Safety Foreman
On-Site Flagman
On-Site Watchmen - Security Guards
Payroll Taxes, Insurance and Benefits
Travel Expenses
Automobile and Truck Expenses
Closeout, Punch List and Warranties

TESTING, INSPECTIONS AND FIELD ENGINEERING

Concrete and Rebar Inspection and Testing
Masonry Inspection and Testing
Structural Steel and Decking Inspection and Testing
Welding Inspections
Roofing Inspections
Concrete Mix Designs
Safety Consultants
Grading and Compacting Inspection and Testing
Other Testing or Inspections as required for the proper execution of the work
County Inspector, including Benefits (if applicable)
Survey and Layout
Grade Staking
Footing and Foundation Inspection and Testing (if applicable)
As-Built Survey

EQUIPMENT AND CLEAN-UP

Miscellaneous Off-Loading Equipment (Fork Lift, etc.)
Dust Control Equipment (Water Truck, etc.)
Other Equipment as required for the proper execution of the work
Bins
Trash Chutes
Dump Chargers
Final Clean-Up
Window Cleaning (if applicable)
Cleaning Supplies
Miscellaneous Small Tools

TEMPORARY GENERAL EXPENSES FOR JOBSITE

Office Rental
Office Furniture Rental
Toilets
Complete Telephone Equipment and Monthly Cost
Complete Fax Machine System and Monthly Cost
Computer System and Associated Costs (but only those used at the site of the Work)
Data Line and Monthly Cost
Temporary Power and Monthly Cost
Temporary Water and Monthly Cost
Drinking Water
Temporary Roads and Detours
Barricades and Lights
Fencing
Project Signage
Progress Schedule
Intercom and Radios
Plan Reproduction
Safety Equipment, First Aid
Perimeter, Open Floor Protection (if applicable)
Temporary Stairs and Ladders (if applicable)
Miscellaneous Small Tools
Miscellaneous Supplies
Other Miscellaneous Expenses
Finished Work Protection
Office Supplies
Postage, Federal Express, UPS, etc.
Copy Machine Rental
Copy Paper and Service
Security Lighting and Fencing

The cost for the following work is not considered a part of General Conditions and is budgeted for in separate line item cost:
Plan Checking and Permit Fees

SUPPLEMENTARY CONDITIONS

1.	INTENT

1.01
These Supplementary Conditions amend and supplement the General Conditions attached as Exhibit “A” to the Agreement and other provisions of the Contract Documents as indicated, below.  All provisions which are not so amended or supplemented remain in full force and effect.

1.02	The terms used in these Supplementary Conditions which are defined in the General Conditions have the meanings assigned to them in the General Conditions.

2.	MODIFICATIONS TO AIA A201

2.01	ARTICLE 1.1 - BASIC DEFINITIONS

A.	Add the following sentence:

1.
1.1.1.  The Contract Documents executed in accordance with Subparagraph 1.5.1 shall prevail in case of inconsistency with subsequent versions made through manipulatable electronic operations involving computers.

2.02	ARTICLE 1.2. - CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS

A.	Add the following clause:

1.	1.2.1.1: In the event of conflicts or discrepancies among the Contract Documents, interpretations will be based on the following priorities:

a.	The Agreement.

b.	Addenda, with those of later date having precedence over those of earlier date.

c.	The Supplementary Conditions.

d.	The General Conditions of the Contract for Construction.

e.	Division 1 of the Specifications.

f.	Drawings and Division 2-16 of the Specifications (including all Project Manuals).

2.
1.2.1.2: In the case of conflicts or discrepancies between the Drawings and Divisions 2-16 of the or within either Document not clarified by Addendum, the Architect will determine which takes precedence in accordance with Subparagraph 4.2.11.

2.03	ARTICLE 1.6-OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE

A.	Add the following subparagraph:

1.	1.6.2: Contractor’s Use of Instruments of Service in Electronic Form.

a.
1.6.2.1:  The Architect may, with the concurrence of the Owner, furnish to the Contractor versions of Instruments of Service in electronic form.  The Contract Documents executed or identified in accordance with Subparagraph 1.5.1 shall prevail in case of an inconsistency with subsequent versions made through manipulatable electronic means involving computers.

b.	1.6.2.2: The Contractor shall not transfer or reuse Instruments of Service in electronic or machine readable form without the prior written consent of the Architect.

2.04	ARTICLE 1.7 - COOPERATION

A.	Add the following subparagraph:

1.
1.7:  Representatives of the Owner, Contractor and Architect shall meet periodically at mutually agreed-upon intervals for the purpose of establishing procedures to facilitate cooperation, communication and timely responses among the participants.  By participating in this arrangement, the parties do not intend to create additional contractual obligations or modify the legal relationships which may otherwise exist.

2.05	ARTICLE 2.2 - INFORMATION AND SERVICES REQUIRED OF THE OWNER

A.	Delete the subparagraph and substitute the following:

1.	2.2.5: The Contractor will be furnished, free of charge, 10 copies of Drawings and Project Manuals. Additional sets will be furnished at the cost of reproduction, postage and handling.

2.06	ARTICLE 3.2 - REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

A.	Add the following subparagraph:

1.
3.2.4:  The Owner shall be entitled to deduct from the Contract Sum amounts paid to the Architect for the Architect to evaluate and respond to the Contractor’s requests for information, where such information was available to the Contractor from a careful study and comparison of the Contract Documents, field conditions, other Owner-Provided information, Contractor-prepared coordination drawings, reference standards, prior Project correspondence or documentation.

2.07	ARTICLE 3.4 - LABOR AND MATERIALS

A.	Delete the subparagraph 3.4.2 and substitute the following:

1.
3.4.2:  After the Contract has been executed, the Owner and Architect will consider a formal request for the substitution of products in place of those specified only under the conditions set forth in the General Requirements (Division 1 of the Specifications).  Except in cases in which the original products are timely ordered but are unavailable, by making requests for substitution, the Contractor:

a.	.1 represents that the Contractor has personally investigated the proposed substitute product and determined that it is equal or superior in all respects to that specified;

b.	.2 represents that the Contractor will provide the same warranty for the substitution that the Contractor would for that specified;

c.
.3 certifies that the cost data presented is complete and includes all related costs under this Contract except the Architect’s redesign costs, and waives all claims for additional costs related to the substitution which subsequently become apparent; and

d.	.4 will coordinate the installation of the accepted substitute, making such changes as may be required for the Work to be complete in all respects.

2.08	ARTICLE 3.7 - PERMITS, FEES AND NOTICES

A.	Add the following sentence at the end of 3.7.1:

1.	3.7.1: The Owner shall pay fees for public or private water, gas, electrical, and other utility extensions at the site. The Contractor shall secure and arrange for all necessary utility connections.

2.09	ARTICLE 3.8 - ALLOWANCES

A.	Delete the semicolon at the end of the clause 3.8.22 and add the following:

1.
3.8.2.2:, except that if installation is included as part of an allowance in Division 1-16 of the Specifications, the installation and labor cost for greater or lesser quantities of Work shall be determined in accordance with Subparagraph 7.3.6;

2.10	ARTICLE 3.9 - SUPERINTENDENT

A.	Add the following subparagraph 3.9.2:

1.
3.9.2:  The Contractor shall employ a superintendent or an assistant to the superintendent who will perform as a coordinator for mechanical and electrical Work.  The coordinator shall be knowledgeable in mechanical and electrical systems and capable of reading, interpreting and coordinating Drawings, Specifications, and shop drawings pertaining to such systems.  The coordinator shall assist the Subcontractors in arranging space conditions to eliminate interference between the mechanical and electrical systems and other Work and shall supervise the preparation of coordination drawings documenting the spatial arrangements for such systems within restricted spaces.  The coordinator shall assist in planning and expediting the proper sequence of delivery of mechanical and electrical equipment to the site.

2.11	ARTICLE 4.3 - CLAIMS AND DISPUTES

A.	Add the following clauses:

1.
4.3.7.3:  Claims for Increase in the applicable Contract Time shall set forth in detail the circumstances that form the basis for the Claim, the date upon which each cause of delay began to affect the progress of the Work, the date upon which each cause of delay ceased to affect the progress of the Work and the number of days’ increase in the applicable Contract Time claimed as a consequence of each such cause of delay.  The Contractor shall provide such supporting documentation as the Owner may reasonably require including, where appropriate, a revised construction schedule indicating all the activities affected by the circumstances forming the basis of the Claim.

2.
4.3.7.4:  The Contractor shall not be entitled to a separate increase in the applicable Contract Time for each one of the number of causes of delay which may have concurrent or interrelated effects on the progress of the Work, or for concurrent delays due to the fault of the Contractor.

B.	Add the following sentence at the end of 4.3.10:

1.
4.3.10:  If before expiration of 30 days from the date of execution for this Agreement, the Owner obtains by separate agreement and furnishes to the Contractor a similar mutual waiver of all claims from the Architect against the Contractor for consequential damages which the Architect may incur as a result of any acts or omission of the Owner or Contractor, the waiver of consequential damages by the Owner and Contractor contained in this Subparagraph 4.3.10 shall be applicable to claims by the Contractor against the Architect.

2.12	ARTICLE 5.2 - AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

A.	Add the following subparagraph:

1.
5.2.1.1:  Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities proposed as manufacturers, fabricators or material suppliers for the products, equipment and systems identified in the General Requirements (Division 1 of the Specifications) and, where applicable, the name of the installing Subcontractor.

2.13	ARTICLE 8.2 - PROGRESS AND COMPLETION

A.	Add the following subparagraphs:

1.
8.2.4:  The Contractor shall perform the Work in accordance with the schedules as well as within the dates specified in the Contract for Substantial and Final Completion of each Phase of the Work.  The time limits set forth in the Contract for Substantial Completion must govern, and the schedules must be adjusted to meet these dates.

2.
8.2.5:  If the Work is not proceeding according to the applicable critical path schedule, the Contractor shall immediately notify the Owner in writing and prepare a Recovery Plan in accordance with the General Requirements (Division 1 of the Specifications).

3.
8.2.6:  If the Work is persistently and repeatedly behind schedule and the Owner does not believe the proposed Recovery Plan is adequate, the Owner will notify the Contractor in writing that the progress of the Work is deemed unsatisfactory and the Owner may require the Contractor to staff such additional resources as Owner reasonably determines necessary to bring the Work on schedule with no increase in the Guaranteed Maximum Price.

4.
8.2.7:  If the Contractor fails to take prompt and adequate corrective action within seven days upon receipt of Owner’s written notice under Paragraph 8.2.6 the Owner may terminate the Contract in accordance with Article 14.2.

2.14	ARTICLE 9.8 - SUBSTANTIAL COMPLETION

A.	Delete the second sentence and substitute the following:

1.
9.8.5:  Upon such acceptance and consent of surety, if any, the Owner shall make payment sufficient to increase the total payments to 100 percent of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work and unsettled claims.

2.15	ARTICLE 10.2 - SAFETY OF PERSONS AND PROPERTY

A.	Add the following subparagraph:

1.
10.2.4.1:  When use or storage of explosives, or other hazardous materials, substances or equipment, or unusual methods are necessary for execution of the Work, the Contractor shall give the Owner reasonable advance notice.

2.16	ARTICLE 11.5 - PERFORMANCE BOND AND PAYMENT BOND

A.	Add the following clause:

1.	11.5.1.2: The Contractor shall require the attorney-in-fact who executes the required, bonds on behalf of the surety to affix thereto a certified and current copy of the power of attorney.

2.17	ARTICLE 12.2 - CORRECTION OF WORK

A.	Add the following clause:

12.2.2.4: Upon request by the Owner and prior to the expiration of one year from the date of Substantial Completion, the Architect will conduct and the Contractor shall attend a meeting with the Owner to review the facility operations and performance.